ALEXANDRIA® | *Building the Future of Life-Changing Innovation™*

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings Press Release and Supplemental Information

SECOND QUARTER ENDED JUNE 30, 2019

"This building is going to be more than steel and concrete. It's a lifesaving cure for my kids. It's amazing to think about what's going to happen in this building."

JENNIFER FERGUSON
Mother of two children with cystic fibrosis

3215 MERRYFIELD ROW
SAN DIEGO, CALIFORNIA

2019 Nareit GOLD AWARD — Large Cap Equity REIT — Communications and Reporting Excellence

Nareit 2017 Leader In The Light Award — Highest Achievement In Sustainability Innovation — Most Innovative

LEED Platinum 2018

Governor's Environmental & Economic Leadership Award — GEELA — California

International WELL Building Institute — WELL Gold 2017

GRESB Green Star 2017 | 2018

fitwel Industry Leading Company — Best in Building Health 2018

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019

CONFERENCE CALL INFORMATION:

Tuesday, July 30, 2019
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738
Ask to join the conference call for
Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | (626) 578-0777

Joel S. Marcus
Executive Chairman & Founder

Dean A. Shigenaga
Co-President &
Chief Financial Officer

Stephen A. Richardson
Co-Chief Executive Officer

Sara M. Kabakoff
Assistant Vice President – Corporate Communications

Paula Schwartz
Managing Director – RX Communications Group
(917) 322-2216

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

188 EAST BLAINE STREET, LAKE UNION, SEATTLE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	i

Best-in-class, mission-driven urban office REIT focused on making a positive and lasting impact on the world

84% (1) of ARE's Top 20 Tenants' Annual Rental Revenue Is From Investment-Grade or Publicly Traded Large Cap Tenants

77% (1) of ARE's Annual Rental Revenue Is From Class A Properties in AAA Locations

2015 | 2016 | 2018 | 2019 Nareit Gold Award — Large Cap Equity REIT

FOUR-TIME GOLD WINNER

COMMUNICATIONS AND REPORTING EXCELLENCE

Best-in-Class Transparency, Quality, and Efficiency of Disclosures and Reporting

GRESB® Green Star 2017 | 2018

#1 WORLDWIDE IN THE GRESB 2018 HEALTH & WELL-BEING MODULE

"A" DISCLOSURE SCORE

Unique Strategy and Operational Excellence Drive High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade REIT

- Moody's: Baa1 / Stable; S&P Global: BBB+ / Stable

High-Quality Long-Duration Cash Flows

- Class A properties in AAA locations
- Weighted-average remaining lease term for all tenants: 8.4 years

Internal Growth – Same Property Revenue and Net Operating Income Growth

- Favorable triple net lease structure with annual rent escalations
- Strong demand from innovative entities
- Limited supply of Class A space
- Significant rental rate growth on leasing activity and early renewals

External Growth – Development/Redevelopment of New Class A Properties

- Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual net operating income

Disciplined Allocation of Capital and Prudent Management of Balance Sheet

- Weighted-average remaining debt term: 10.1 years(2)

Unique Underwriting Expertise and Experience

- Prudent underwriting of innovative life science, technology, and agtech tenants and development of strategic relationships

Long-Tenured Executive Management Team With Deep Expertise, Experience, and Key Relationships in the Real Estate, Life Science, Technology, and AgTech Industries

Mission-Driven Company and a Leader in Environmental, Social, and Governance (ESG) Initiatives

- Focus on ESG efforts have benefited our tenants, employees, and communities, as well as enhanced value for our stockholders over the long term

(1)
Refer to the “Annual Rental Revenue,” “Class A Properties and AAA Locations,” and “Investment-Grade or Publicly Traded Large Cap Tenants” sections in “Definitions and Reconciliations” of our Supplemental Information for additional information. As of June 30, 2019, annual rental revenue solely from investment-grade tenants within our overall tenant base and within our top 20 tenants was 45% and 75%, respectively.

(2)	Refer to “Summary of Debt” in the “Key Credit Metrics” section of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	ii

Table of Contents
June 30, 2019

EARNINGS PRESS RELEASE	Page		Page
Second Quarter Ended June 30, 2019, Financial and Operating Results	1	Earnings Call Information and About the Company	7
Acquisitions	4	Consolidated Statements of Operations	8
Dispositions and Sales of Partial Interests in Core Class A Properties	5	Consolidated Balance Sheets	9
Guidance	6	Funds From Operations and Funds From Operations per Share	10

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	13	External Growth / Investments in Real Estate
Investor Information	14	Disciplined Management of Ground-Up Developments	33
Sustainability	15	Investments in Real Estate	34
Financial and Asset Base Highlights	16	New Class A Development and Redevelopment Properties:
High-Quality, Diverse, and Innovative Tenants	18	Recent Deliveries	35
Class A Properties in AAA Locations	19	Projected 2019–2020 Deliveries and Pre-Construction Projects	37
Occupancy	20	Summary of Pipeline	41
Internal Growth		Construction Spending	44
Key Operating Metrics	21	Joint Venture Financial Information	45
Same Property Performance	22	Balance Sheet Management
Leasing Activity	23	Investments	46
Contractual Lease Expirations	24	Key Credit Metrics	47
Top 20 Tenants	25	Summary of Debt	48
Summary of Properties and Occupancy	26	Definitions and Reconciliations
Property Listing	27	Definitions and Reconciliations	51

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to page 7 of this Earnings Press Release and our Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	iii

Alexandria Real Estate Equities, Inc.
Reports:
2Q19 Revenues of $373.9 million, up 15.0% over 2Q18;
2Q19 and 1H19 EPS – Diluted of $0.68 and $1.80, respectively;
2Q19 and 1H19 FFO per Share – Diluted, As Adjusted, of $1.73 and $3.44, respectively; and Operational Excellence and Growing Dividends

PASADENA, Calif. – July 29, 2019 – Alexandria Real Estate Equities, Inc. (NYSE:ARE)
announced financial and operating results for the second quarter ended June 30, 2019.

Key highlights

Operating results	2Q19	2Q18	1H19	1H18
Total revenues:
In millions	$373.9	$325.0	$732.7	$645.2
Growth	15.0%		13.6%

Net income attributable to Alexandria’s common stockholders – diluted:
In millions	$76.3	$52.0	$200.2	$185.0
Per share	$0.68	$0.51	$1.80	$1.83

Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$192.7	$167.9	$382.5	$330.4
Per share	$1.73	$1.64	$3.44	$3.27

88 Bluxome Street is the first and only project to win full approval in Central SoMa
In July 2019, we, along with TMG Partners, won full project approval to develop a 1.07 million RSF mixed-use campus at 88 Bluxome Street in Central SoMa. Anchored by a 490,000 RSF lease with Pinterest, Inc., the future development, which is the first and only project in Central SoMa to receive full approval and 100% of its Prop M allocation from the San Francisco Planning Commission, is nearly 60% pre-leased. Construction is expected to commence in 2020, and initial delivery is expected in 2022.

Strong internal growth

•	Net operating income (cash basis) of $938.5 million for 2Q19 annualized, up $119.9 million, or 14.6%, compared to 2Q18 annualized

•	Same property net operating income growth:

•	4.3% and 9.5% (cash basis) for 2Q19, compared to 2Q18

•	3.5% and 9.7% (cash basis) for 1H19, compared to 1H18

•
Continued strong leasing activity in light of modest contractual lease expirations at the beginning of 2019 and a highly leased value-creation pipeline; continued rental rate growth in 1H19 over expiring rates on renewed and re-leased space:

	2Q19	1H19
Total leasing activity – RSF	819,949	2,068,921
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	587,930	1,097,345
Rental rate increases	32.5%	32.6%
Rental rate increases (cash basis)	17.8%	20.1%

Strong external growth; disciplined allocation of capital to visible, highly leased value-creation pipeline

•	Since the beginning of 4Q18, we have placed into service 1.2 million RSF of development and redevelopment projects, including 218,061 RSF in 2Q19.

•	Significant near-term growth in net operating income (cash basis) of $58 million annually upon the burn-off of initial free rent on recently delivered projects.

•	2Q19 commencements of development projects aggregating 841,178 RSF, includes:

•	526,178 RSF at Alexandria District for Science and Technology in our Greater Stanford submarket; and

•	315,000 RSF at 201 Haskins Way in our South San Francisco submarket.

•	Projects with initial occupancy in 2020 have grown to 2.2 million RSF.

•	During 2019, we leased 948,986 RSF of development and redevelopment space, including 196,020 RSF executed in July 2019.

A REIT industry-leading, high-quality tenant roster

•	53% of annual rental revenue from investment-grade or publicly traded large cap tenants.

•	Weighted-average remaining lease terms of 8.4 years.

New issuance of $1.25 billion unsecured senior notes to elongate debt maturities
In July 2019, we opportunistically issued $1.25 billion of unsecured senior notes payable, with a weighted-average interest rate of 3.72% and a weighted-average maturity of 19.5 years. The proceeds were used to refinance $1.125 billion of unsecured senior notes payable and unsecured senior bank term loan, with a weighted-average interest rate of 3.94% and a weighted-average maturity of 2.4 years, with remaining proceeds used to reduce the outstanding balance of our unsecured senior line of credit. Upon completion of the refinancing, the pro forma weighted-average remaining term on our outstanding debt is 10.1 years, with no debt maturing until 2023.

Increased common stock dividend
Common stock dividend declared for 2Q19 of $1.00 per common share, up three cents, or 3.1%, over 1Q19; continuation of our strategy to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

2019 Nareit Investor CARE Gold Award winner
2019 recipient of the Nareit Investor CARE (Communications and Reporting Excellence) Gold Award in the Large Cap Equity REIT category as the best-in-class REIT that delivers transparency, quality, and efficient communications and reporting to the investment community; our fourth Nareit Investor CARE Gold Award over the last five years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	1

Second Quarter Ended June 30, 2019, Financial and Operating Results (continued)
June 30, 2019

Completed acquisitions
During 2Q19, we completed the acquisitions of three properties and a land parcel for an aggregate purchase price of $296.5 million. These acquisitions consisted of:

•
5 and 15 Necco Street, located in our Seaport Innovation District submarket for $252.0 million, which includes a future ground-up development site aggregating 293,000 RSF, and a Class A office building aggregating 87,163 RSF, which is 87% leased for 12 years; and

•	Future development opportunities aggregating 337,400 RSF strategically located in our Sorrento Valley and Lake Union submarkets, including 58,680 RSF currently 100% occupied.

Key items included in operating results

Key items included in net income attributable to Alexandria’s common stockholders:
(In millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
	2Q19	2Q18	2Q19	2Q18	1H19	1H18	1H19	1H18
Unrealized gains on non-real estate investments(1)	$11.1	$5.1	$0.10	$0.05	$83.3	$77.3	$0.75	$0.76
Realized gains on non-real estate investments	—	—	—	—	—	8.3	—	0.08
Impairment of real estate	—	(6.3)	—	(0.06)	—	(6.3)	—	(0.06)
Loss on early extinguishment of debt	—	—	—	—	(7.4)	—	(0.07)	—
Preferred stock redemption charge	—	—	—	—	(2.6)	—	(0.02)	—
Total	$11.1	$(1.2)	$0.10	$(0.01)	$73.3	$79.3	$0.66	$0.78

Weighted-average shares of common stock outstanding for calculation of earnings per share – diluted			111.5	102.2			111.3	101.2
(1) Refer to “Investments” on page 46 of our Supplemental Information for additional information.

Core operating metrics as of or for the quarter ended June 30, 2019
High-quality revenues and cash flows, and operational excellence

Percentage of annual rental revenue in effect from:
Investment-grade or publicly traded large cap tenants	53%
Class A properties in AAA locations	77%
Occupancy of operating properties in North America	97.4%
Operating margin	72%
Adjusted EBITDA margin	69%
Weighted-average remaining lease term:
All tenants	8.4	years
Top 20 tenants	12.0	years

Refer to the previous page for information on our total revenues, net operating income, same property net operating income growth, rental rate growth, and leasing activity.

Balance sheet management
Key metrics as of June 30, 2019
$15.9 billion of total equity capitalization

•	$22.2 billion of total market capitalization

•	$3.4 billion of liquidity

•	94% of net operating income is unencumbered

	2Q19		Goal
	Quarter	Trailing 12	4Q19
	Annualized	Months	Annualized
Net debt to Adjusted EBITDA	5.8x	6.1x	Less than or equal to 5.3x
Fixed-charge coverage ratio	4.2x	4.2x	Greater than 4.0x

	Percentage Leased/Negotiating	Quarter Annualized
Value-creation pipeline as a percentage of gross investments in real estate:		2Q19	4Q19 Goal
New Class A development and redevelopment projects:
Undergoing construction with initial occupancy targeted for 2019 and 2020 and our pre-leased pre-construction project at 88 Bluxome Street	74%	5%	Less than 15%
Undergoing pre-construction, marketing, and future value-creation projects	N/A	6%

Key capital events

•
During 2Q19, we completed sales and entered into forward equity sales agreement for an aggregate of 8.7 million shares of common stock, including issuances under our ATM program, at a weighted-average price of $144.50 per share, for aggregate net proceeds of approximately $1.2 billion as follows:

•	Issued 602,484 shares of common stock, at a weighted-average price of $145.58 per share, for net proceeds of $86.1 million.

•
Entered into forward equity sales agreements to sell an aggregate 8.1 million shares of common stock, at a weighted-average price of $144.42 per share, for expected net proceeds (net of underwriters’ discounts) aggregating $1.1 billion including:

•	4.4 million shares expiring in June 2020 at a price of $145.00 per share

•	3.7 million shares expiring in July 2020 at a weighted-average price of $143.73 per share

•	We expect to settle these forward equity sales in 2019 and the aggregate net proceeds that will be received upon settlement will be further adjusted as provided in the sales agreements.

•	As of July 29, 2019, the remaining aggregate amount available under our ATM program for future sales of common stock is $22.5 million. We expect to establish a new ATM program during 3Q19.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	2

Second Quarter Ended June 30, 2019, Financial and Operating Results (continued)
June 30, 2019

Investments
We carry our investments in publicly traded companies and certain privately held entities at fair value. As of June 30, 2019, cumulative unrealized gains related to changes in fair value aggregated $323.4 million and our adjusted cost basis aggregated $734.4 million. Investment income included the following:

•	Unrealized gains of $11.1 million and $83.3 million recognized during 2Q19 and 1H19, respectively

•	Realized gains of $10.4 million and $21.8 million recognized during 2Q19 and 1H19, respectively

Corporate responsibility, industry leadership, and strategic initiatives

•
In April 2019, we announced the launch of a new strategic agricultural technology (agtech) business initiative and the opening of Phase I of the Alexandria Center® for AgTech – Research Triangle, the first and only fully integrated, amenity-rich, multi-tenant agtech R&D and greenhouse campus, in the heart of Research Triangle, the most important, dense, and diverse agtech cluster in the United States. The campus opened with a 97% leased, 175,000 RSF first phase redevelopment at 5 Laboratory Drive.

•
In June 2019, we announced our partnership with Columbia University to open our second Alexandria LaunchLabs® in New York City in the spring of 2020. The full-service platform will offer member companies 13,298 RSF of highly flexible, turnkey office/laboratory space and feature a high-tech event center to host workshops, networking events, and educational opportunities for the entrepreneurial life science community.

•
In June 2019, we celebrated the opening of the first facilities within a tech-focused opioid rehabilitation campus in Dayton, Ohio. In partnership with Verily Life Sciences, LLC, we are leading the design and development of this 59,000 RSF state-of-the-art campus to provide a comprehensive model of care dedicated to the recovery of people suffering from opioid addiction.

Subsequent events

•
In July 2019, we opportunistically issued $1.25 billion of unsecured senior notes payable, with a weighted-average interest rate of 3.72% and a weighted-average maturity of 19.5 years, including $750.0 million of 3.375% unsecured senior notes due 2031 and $500.0 million of 4.00% unsecured senior notes due 2050. The proceeds were used to refinance $1.125 billion of unsecured senior notes payable and unsecured senior bank term loan, with a weighted-average interest rate of 3.94% and a weighted-average maturity of 2.4 years, consisting of the following:

(i)
Refinancing of an aggregate $950.0 million of unsecured senior notes payable comprising $400.0 million of 2.75% unsecured senior notes payable due 2020 and $550.0 million of 4.60% unsecured senior notes payable due 2022, pursuant to a cash tender offer completed on July 17, 2019, and subsequent call for redemption. The redemption is expected to settle on August 16, 2019.

(ii)	Partial repayment of $175.0 million on our unsecured senior bank term loan. The remaining outstanding balance of the term loan will mature on January 2, 2025, if not repaid before maturity.

•	As a result of our refinancing and partial repayment, we expect to recognize a loss, primarily related to the early extinguishment of debt, of $43 million, or $0.38 per share, in 3Q19.

•	The remaining proceeds were used to reduce the outstanding balance of our unsecured senior line of credit.

•	Upon completion of the refinancing, the pro forma weighted-average remaining term on our outstanding debt is 10.1 years, with no debt maturing until 2023.

•
In July 2019, we acquired a 55% interest in 4224 and 4242 Campus Point Court and 10210 Campus Point Drive, located adjacent to our Campus Pointe by Alexandria campus in our University Town Center submarket of San Diego, for $140.3 million. The joint venture will include three operating properties aggregating 314,092 RSF, which are currently 83% occupied by multiple tenants. The properties, which have future value-creation opportunities, will be integrated into the current campus to create a 1.9 million RSF mega campus.

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Acquisitions
June 30, 2019
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy		Square Footage				Unlevered Yields		Purchase Price
						Future Development	Active Redevelopment	Operating With Future Development/ Redevelopment	Operating	Initial Stabilized	Initial Stabilized (Cash)

Completed 1Q19	Various	1Q19	10	100%		175,000	—	129,084	247,770	(1)	(1)	$447,950	(2)
Completed 2Q19:
5 Necco Street	Seaport Innovation District/Greater Boston	5/9/19(3)	1	87%	(3)	—	—	—	87,163	5.2%	5.1%	252,000
15 Necco Street			—	N/A		293,000	—	—	—	(4)	(4)
601 Dexter Avenue North	Lake Union/Seattle	6/18/19	1	100%		188,400	—	18,680	—	(4)	(4)	28,500
4075 Sorrento Valley Boulevard	Sorrento Valley/ San Diego	5/13/19	1	100%		149,000	—	40,000	—	(4)	(4)	16,000	(2)
Completed 1H19						805,400	—	187,764	334,933			744,450

Subsequent to 2Q19:
4224/4242 Campus Point Court and 10210 Campus Point Drive (55% interest in consolidated JV)	University Town Center/San Diego	7/9/19	3	83%	(5)	—	—	—	314,092	6.9%	6.0%	140,250	(2)
Other	Various	July 2019	1	100%		135,938	—	—	30,680	(4)	(4)	38,200	(2)
Pending	San Francisco Bay Area	3Q19	1	N/A		—	250,000	—	—	(4)	(4)	179,000
Pending	San Francisco Bay Area	3Q19	1	N/A		700,000	—	—	—	(4)	(4)	120,000
Pending	San Francisco Bay Area	3Q19	1	N/A		—	92,000	—	—	(4)	(4)	26,000
Pending	San Diego	3Q19	Various	76%		700,000	—	—	560,000	(4), (6)	(4), (6)	122,500
						1,535,938	342,000	—	904,772			625,950

Additional targeted acquisitions						854,000	—	—	—			179,600
Total						3,195,338	342,000	187,764	1,239,705			$1,550,000

(1)	Refer to our first quarter ended March 31, 2019, Earnings Press Release and Supplemental Information filed on April 29, 2019, for related yield information.

(2)
Included within our acquisition guidance as of April 20, 2019. On June 20, 2019, we updated our 2019 acquisition guidance. Please see our Current Report on Form 8-K filed on June 20, 2019 for specific details.

(3)
The seller accepted our offer on April 30, 2019, and we completed the acquisition of 5 and 15 Necco Street on May 9, 2019. The 5 Necco building is 87% leased for 12 years and expected to be occupied later in 2019. The remaining 13% of RSF is targeted for retail space.

(4)	We expect to provide total estimated costs and related yields in the future subsequent to the commencement of development or redevelopment.

(5)	The property is currently 83% occupied and a lease for 10% of the property will commence in 4Q19 upon completion of renovations, increasing occupancy to 93%.

(6)	We expect to provide yields for operating properties subsequent to closing the acquisition.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	4

Dispositions and Sales of Partial Interests in Core Class A Properties
June 30, 2019
(Dollars in thousands, except per RSF amounts)

					Capitalization Rate (Cash Basis)(1)					Consideration in Excess of Book Value(2)
Property	Submarket/Market	Date of Sale	Square Footage	Capitalization Rate		Sales Price			Sales Price per RSF
Sales of noncontrolling partial interests in core Class A properties:
75/125 Binney Street (sale of 60% noncontrolling interest)	Cambridge/Greater Boston	2/13/19	388,270	4.2%	4.3%		$438,000		$1,880	$202,246
Pending(3)	San Francisco Bay Area	Pending	TBD	TBD	TBD		140,000		TBD	TBD
Pending(3)	San Diego	Pending	TBD	TBD	TBD		287,500		TBD	TBD
							$865,500

2019 guidance range						$820,000	–	$920,000

(1)	Capitalization rates are calculated based upon net operating income (cash basis), annualized for the quarter preceding the date on which the property is sold.

(2)
We retained or expect to retain control over and consolidate these joint ventures. For consolidated joint ventures, we account for the difference between the consideration received and the book value of the interest to be sold as an equity transaction, with no gain or loss recognized in earnings.

(3)	We expect to complete this partial interest sale during 3Q19.

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Guidance
June 30, 2019
(Dollars in millions, except per share amounts)

On June 20, 2019, we filed a Current Report on Form 8-K with updated guidance for the year ending December 31, 2019. The following further updates guidance based on our current view of existing market conditions and assumptions for the year ending December 31, 2019. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Refer to our discussion of “forward-looking statements” on page 7 of this Earnings Press Release for additional information.

Summary of Key Changes in Guidance	Guidance		Summary of Key Changes in Key Sources and Uses of Capital Guidance	Guidance Midpoint
	As of 7/29/19	As of 6/20/19		As of 7/29/19	As of 6/20/19
EPS, FFO per share, and FFO per share, as adjusted	See updates below		Issuance of unsecured senior notes payable	$2,100	$850
Rental rate increases	27.0% to 30.0%	26.0% to 29.0%	Repayments of unsecured senior notes payable	$(950)	$—
Rental rate increases (cash basis)	14.0% to 17.0%	13.0% to 16.0%	Repayments of unsecured senior bank term loan	$(175)	$—

Projected Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted, as Adjusted
	As of 7/29/19	As of 6/20/19
Earnings per share(1)	$2.39 to $2.47	$2.65 to $2.75
Depreciation and amortization	4.85	4.85
Allocation to unvested restricted stock awards	(0.05)	(0.05)
Funds from operations per share(2)	$7.19 to $7.27	$7.45 to $7.55
Unrealized gains on non-real estate investment(1)	(0.75)	(0.65)
Loss on early extinguishment of debt(3)	0.45	0.07
Preferred stock redemption charge	0.02	0.02
Allocation to unvested restricted stock awards	0.01	0.01
Funds from operations per share, as adjusted	$6.92 to $7.00	$6.90 to $7.00
Midpoint	$6.96	$6.95

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2019(6)	97.2%	97.8%

Lease renewals and re-leasing of space:
Rental rate increases	27.0%	30.0%
Rental rate increases (cash basis)	14.0%	17.0%
Same property performance:
Net operating income increase	1.0%	3.0%
Net operating income increase (cash basis)	6.0%	8.0%

Straight-line rent revenue	$95	$105	(7)
General and administrative expenses	$108	$113
Capitalization of interest	$79	$89
Interest expense	$167	$177

Key Credit Metrics	2019 Guidance

Net debt to Adjusted EBITDA – 4Q19 annualized	Less than or equal to 5.3x
Net debt and preferred stock to Adjusted EBITDA – 4Q19 annualized	Less than or equal to 5.4x
Fixed-charge coverage ratio – 4Q19 annualized	Greater than 4.0x
Value-creation pipeline as a percentage of gross real estate as of December 31, 2019	Less than 15%

Key Sources and Uses of Capital (in millions)	Range		Midpoint	Certain Completed Items
Sources of capital:
Net cash provided by operating activities after dividends	$170	$210	$190
Incremental debt	610	570	590
Real estate dispositions and partial interest sales	820	920	870	$438	(4)
Common equity	1,150	1,250	1,200	$1,218	(5)
Total sources of capital	$2,750	$2,950	$2,850
Uses of capital:
Construction	$1,250	$1,350	$1,300
Acquisitions	1,500	1,600	1,550	(4)
Total uses of capital	$2,750	$2,950	$2,850
Incremental debt (included above):
Issuance of unsecured senior notes payable	$2,100	$2,100	$2,100	$2,100	(3)
Assumption of secured note payable	28	28	28	$28
Repayments of unsecured senior notes payable	(950)	(950)	(950)	$(950)	(3)
Repayments of secured notes payable	(310)	(320)	(315)	$(300)
Repayments of unsecured senior bank term loan	(175)	(175)	(175)	$(175)	(3)
$2.2 billion unsecured senior line of credit/other	(83)	(113)	(98)
Incremental debt	$610	$570	$590

(1)	Excludes future unrealized gains or losses after June 30, 2019, that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.

(2)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “Nareit Board of Governors”). Refer to the “Funds From Operations and Funds From Operations, As Adjusted, Attributable to Alexandria’s Common Stockholders” section in “Definitions and Reconciliations” of our Supplemental Information for additional information.

(3)	Refer to the first item under “Subsequent Events” in this Earnings Press Release for additional information.

(4)	Refer to “Acquisitions” and “Dispositions and Sales of Partial Interests in Core Class A Properties” in this Earnings Press Release for additional information.

(5)
Includes 602,484 shares of common stock for net proceeds of $86.1 million issued under our ATM program in 2Q19 and unsettled forward equity sales agreements related to 8.1 million shares of our common stock.

(6)
On June 20, 2019, we updated guidance for occupancy percentage for operating properties in North America as of December 31, 2019, to reflect the pending acquisition of a campus located in our San Diego market that includes multiple operating buildings aggregating 560,000 RSF, which is 76% leased. Additionally, as expected, we will commence renovations on 116,556 RSF at 3545 Cray Court in our Torrey Pines submarket upon expiration of the existing lease in 3Q19. In aggregate for these items, we expect a temporary decline in occupancy percentage in North America of approximately 1% from 2Q19 to 3Q19.

(7)
Approximately 45% of straight-line rent revenue represents initial free rent on recently delivered and expected 2019 deliveries of new Class A properties from our development and redevelopment pipeline.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	6

Earnings Call Information and About the Company
June 30, 2019

We will host a conference call on Tuesday, July 30, 2019, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public to discuss our financial and operating results for the second quarter ended June 30, 2019. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, July 30, 2019. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 10131624.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the second quarter ended June 30, 2019, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2019q2.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Stephen A. Richardson, co-chief executive officer; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Dean A. Shigenaga, co-president and chief financial officer; or Sara M. Kabakoff, assistant vice president – corporate communications, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office real estate investment trust (“REIT”), is the first and longest-tenured owner, operator, and developer uniquely focused on collaborative life science, technology, and agtech campuses in AAA innovation cluster locations, with a total market capitalization of $22.2 billion as of June 30, 2019, and an asset base in North America of 37.1 million square feet (“SF”) as of July 29, 2019, including pending acquisitions. The asset base in North America includes 24.5 million RSF of operating properties and 1.5 million RSF of Class A properties undergoing construction, with projected initial occupancy in 2019, 2.2 million RSF of Class A properties undergoing construction or pre-construction, with projected initial occupancy in 2020, 4.4 million RSF of Class A properties undergoing or nearing pre-construction, with projected initial occupancy in 2021 or 2022, and 4.5 million of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, technology, and agtech campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science and technology companies through our venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2019 earnings per share attributable to Alexandria’s common stockholders – diluted, 2019 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, LaunchLabs®, Alexandria Center®, Alexandria Technology Square®, Alexandria Summit®, Alexandria Technology Center®, Alexandria Innovation Center®, and GradLabs™ are trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	7

Consolidated Statements of Operations
June 30, 2019
(Dollars in thousands, except per share amounts)

	Three Months Ended					Six Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
Revenues:
Income from rentals(1)	$371,618	$354,749	$337,785	$336,547	$322,794	$726,367	$640,449
Other income	2,238	4,093	2,678	5,276	2,240	6,331	4,724
Total revenues	373,856	358,842	340,463	341,823	325,034	732,698	645,173

Expenses:
Rental operations	105,689	101,501	97,682	99,759	91,908	207,190	183,679
General and administrative	26,434	24,677	22,385	22,660	22,939	51,111	45,360
Interest	42,879	39,100	40,239	42,244	38,097	81,979	75,012
Depreciation and amortization	134,437	134,087	124,990	119,600	118,852	268,524	233,071
Impairment of real estate	—	—	—	—	6,311	—	6,311
Loss on early extinguishment of debt	—	7,361	—	1,122	—	7,361	—
Total expenses	309,439	306,726	285,296	285,385	278,107	616,165	543,433

Equity in earnings of unconsolidated real estate joint ventures	1,262	1,146	1,029	40,718	1,090	2,408	2,234
Investment income (loss)	21,500	83,556	(83,531)	122,203	12,530	105,056	98,091
Gain on sales of real estate	—	—	8,704	—	—	—	—
Net income (loss)	87,179	136,818	(18,631)	219,359	60,547	223,997	202,065
Net income attributable to noncontrolling interests	(8,412)	(7,659)	(6,053)	(5,723)	(5,817)	(16,071)	(11,705)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	78,767	129,159	(24,684)	213,636	54,730	207,926	190,360
Dividends on preferred stock	(1,005)	(1,026)	(1,155)	(1,301)	(1,302)	(2,031)	(2,604)
Preferred stock redemption charge	—	(2,580)	(4,240)	—	—	(2,580)	—
Net income attributable to unvested restricted stock awards	(1,432)	(1,955)	(1,661)	(3,395)	(1,412)	(3,134)	(2,765)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$76,330	$123,598	$(31,740)	$208,940	$52,016	$200,181	$184,991

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$0.68	$1.11	$(0.30)	$2.01	$0.51	$1.80	$1.83
Diluted	$0.68	$1.11	$(0.30)	$1.99	$0.51	$1.80	$1.83

Weighted-average shares of common stock outstanding:
Basic	111,433	111,054	106,033	104,179	101,881	111,245	100,878
Diluted	111,501	111,054	106,033	105,385	102,236	111,279	101,191

Dividends declared per share of common stock	$1.00	$0.97	$0.97	$0.93	$0.93	$1.97	$1.83

(1)
Upon the adoption of new lease accounting standards on January 1, 2019, rental revenues and tenant recoveries are aggregated within income from rentals. Prior periods have been reclassified to conform to new standards. Refer to “Financial and Asset Base Highlights” and the “Lease Accounting” and “Tenant Recoveries” sections in “Definitions and Reconciliations” of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	8

Consolidated Balance Sheets
June 30, 2019
(In thousands)

	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Assets
Investments in real estate	$12,872,824	$12,410,350	$11,913,693	$11,587,312	$11,190,771
Investments in unconsolidated real estate joint ventures	334,162	290,405	237,507	197,970	192,972
Cash and cash equivalents	198,909	261,372	234,181	204,181	287,029
Restricted cash	39,316	54,433	37,949	29,699	34,812
Tenant receivables	9,228	9,645	9,798	11,041	8,704
Deferred rent	585,082	558,103	530,237	511,680	490,428
Deferred leasing costs	247,468	241,268	239,070	238,295	232,964
Investments	1,057,854	1,000,904	892,264	957,356	790,753
Other assets	694,627	653,726	370,257	368,032	333,757
Total assets	$16,039,470	$15,480,206	$14,464,956	$14,105,566	$13,562,190

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$354,186	$356,461	$630,547	$632,792	$776,260
Unsecured senior notes payable	5,140,914	5,139,500	4,292,293	4,290,906	4,289,521
Unsecured senior line of credit	514,000	—	208,000	413,000	—
Unsecured senior bank term loans	347,105	347,542	347,415	347,306	548,324
Accounts payable, accrued expenses, and tenant security deposits	1,157,417	1,171,377	981,707	907,094	849,274
Dividends payable	114,379	110,412	110,280	101,084	98,676
Total liabilities	7,628,001	7,125,292	6,570,242	6,692,182	6,562,055

Commitments and contingencies

Redeemable noncontrolling interests	10,994	10,889	10,786	10,771	10,861

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	57,461	57,461	64,336	74,386	74,386
Common stock	1,120	1,112	1,110	1,058	1,033
Additional paid-in capital	7,581,573	7,518,716	7,286,954	6,801,150	6,387,527
Accumulated other comprehensive loss	(11,134)	(10,712)	(10,435)	(3,811)	(2,485)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	7,629,020	7,566,577	7,341,965	6,872,783	6,460,461
Noncontrolling interests	771,455	777,448	541,963	529,830	528,813
Total equity	8,400,475	8,344,025	7,883,928	7,402,613	6,989,274
Total liabilities, noncontrolling interests, and equity	$16,039,470	$15,480,206	$14,464,956	$14,105,566	$13,562,190

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	9

Funds From Operations and Funds From Operations per Share
June 30, 2019
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended					Six Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
Net income (loss) attributable to Alexandria’s common stockholders – basic	$76,330	$123,598	$(31,740)	$208,940	$52,016	$200,181	$184,991
Assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—	—	—	1,301	—	—	—
Net income (loss) attributable to Alexandria’s common stockholders – diluted	76,330	123,598	(31,740)	210,241	52,016	200,181	184,991
Depreciation and amortization	134,437	134,087	124,990	119,600	118,852	268,524	233,071
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(6,744)	(5,419)	(4,252)	(4,044)	(3,914)	(12,163)	(7,781)
Our share of depreciation and amortization from unconsolidated real estate JVs	973	846	719	1,011	807	1,819	1,451
Gain on sales of real estate	—	—	(8,704)	—	—	—	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	—	—	—	(35,678)	—	—	—
Assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	1,005	1,026	—	—	—	2,031	2,604
Allocation to unvested restricted stock awards	(1,445)	(2,054)	—	(1,312)	(1,042)	(3,740)	(3,212)
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	204,556	252,084	81,013	289,818	166,719	456,652	411,124
Unrealized (gains) losses on non-real estate investments	(11,058)	(72,206)	94,850	(117,188)	(5,067)	(83,264)	(77,296)
Realized gains on non-real estate investments	—	—	(6,428)	—	—	—	(8,252)
Impairment of real estate – land parcels	—	—	—	—	6,311	—	6,311
Impairment of non-real estate investments	—	—	5,483	—	—	—	—
Loss on early extinguishment of debt	—	7,361	—	1,122	—	7,361	—
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	—	—	—	(761)	—	—	—
Preferred stock redemption charge	—	2,580	4,240	—	—	2,580	—
Removal of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	(1,005)	(1,026)	—	(1,301)	—	(2,031)	(2,604)
Allocation to unvested restricted stock awards	179	990	(1,138)	1,889	(18)	1,157	1,140
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$192,672	$189,783	$178,020	$173,579	$167,945	$382,455	$330,423

(1)
Refer to the “Weighted-Average Shares of Common Stock Outstanding – Diluted” section in “Definitions and Reconciliations” of our Supplemental Information for additional information regarding our 7.00% Series D cumulative convertible preferred stock.

(2)
Calculated in accordance with standards established by the Nareit Board of Governors. Refer to the “Funds From Operations and Funds From Operations, As Adjusted, Attributable to Alexandria’s Common Stockholders” section in “Definitions and Reconciliations” of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	10

Funds From Operations and Funds From Operations per Share (continued)
June 30, 2019
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Six Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$0.68	$1.11	$(0.30)	$1.99	$0.51	$1.80	$1.83
Depreciation and amortization	1.15	1.17	1.14	1.11	1.13	2.32	2.23
Gain on sale of real estate	—	—	(0.08)	—	—	—	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	—	—	—	(0.34)	—	—	—
Allocation to unvested restricted stock awards	—	(0.02)	—	(0.01)	(0.01)	(0.04)	(0.03)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted(1)	1.83	2.26	0.76	2.75	1.63	4.08	4.03
Unrealized (gains) losses on non-real estate investments	(0.10)	(0.65)	0.89	(1.11)	(0.05)	(0.75)	(0.76)
Realized gains on non-real estate investments	—	—	(0.06)	—	—	—	(0.08)
Impairment of real estate – land parcels	—	—	—	—	0.06	—	0.06
Impairment of non-real estate investments	—	—	0.05	—	—	—	—
Loss on early extinguishment of debt	—	0.07	—	0.01	—	0.07	—
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	—	—	—	(0.01)	—	—	—
Preferred stock redemption charge	—	0.02	0.04	—	—	0.02	—
Allocation to unvested restricted stock awards	—	0.01	—	0.02	—	0.02	0.02
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.73	$1.71	$1.68	$1.66	$1.64	$3.44	$3.27

Weighted-average shares of common stock outstanding(2) for calculations of:
Earnings per share – diluted	111,501	111,054	106,033	105,385	102,236	111,279	101,191
Funds from operations – diluted, per share	112,077	111,635	106,244	105,385	102,236	111,857	101,933
Funds from operations – diluted, as adjusted, per share	111,501	111,054	106,244	104,641	102,236	111,279	101,191

(1)	Refer to footnote 2 on the previous page for additional information.

(2)	Refer to footnote 1 on the previous page for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	11

SUPPLEMENTAL
INFORMATION

Company Profile
June 30, 2019

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office REIT, is the first and longest-tenured owner, operator, and developer uniquely focused on collaborative life science, technology, and agtech campuses in AAA innovation cluster locations, with a total market capitalization of $22.2 billion as of June 30, 2019, and an asset base in North America of 37.1 million SF as of July 29, 2019, including pending acquisitions. The asset base in North America includes 24.5 million RSF of operating properties and 1.5 million RSF of Class A properties undergoing construction, with projected initial occupancy in 2019, 2.2 million RSF of Class A properties undergoing construction or pre-construction, with projected initial occupancy in 2020, 4.4 million RSF of Class A properties undergoing or nearing pre-construction, with projected initial occupancy in 2021 or 2022, and 4.5 million of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, technology, and agtech campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, technology, and agtech companies through our venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 53% of our annual rental revenue generated from entities with an investment-grade credit rating or are publicly traded large cap tenants. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative campuses in key urban life science, technology, and agtech cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, technology, and agtech communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive and senior management team consists of 42 individuals, averaging 24 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 18 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Executive Chairman & Founder
Stephen A. Richardson
Co-Chief Executive Officer
Peter M. Moglia
Co-Chief Executive Officer & Co-Chief Investment Officer
Dean A. Shigenaga
Co-President & Chief Financial Officer
Thomas J. Andrews
Co-President & Regional Market Director – Greater Boston
Daniel J. Ryan
Co-Chief Investment Officer & Regional Market Director – San Diego
Jennifer J. Banks
Co-Chief Operating Officer, General Counsel & Corporate Secretary
Lawrence J. Diamond
Co-Chief Operating Officer & Regional Market Director – Maryland
Vincent R. Ciruzzi
Chief Development Officer
John H. Cunningham
Executive Vice President – Regional Market Director – New York City
Marc E. Binda
Executive Vice President – Finance & Treasurer
Joseph Hakman
Chief Strategic Transactions Officer

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	13

Investor Information
June 30, 2019

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101	7.00% Series D preferred stock: ARE/PD	Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	RBC Capital Markets
Jamie Feldman / Jeffrey Spector	Michael Bilerman / Emmanuel Korchman	Anthony Paolone / Patrice Chen	Michael Carroll / Jason Idoine
(646) 855-5808 / (646) 855-1363	(212) 816-1383 / (212) 816-1382	(212) 622-6682 / (212) 622-1893	(440) 715-2649 / (440) 715-2651

Barclays Capital Inc.	Evercore ISI	Mitsubishi UFJ Securities (USA), Inc.	Robert W. Baird & Co. Incorporated
Ross Smotrich / Dan Occhionero	Sheila McGrath / Wendy Ma	Karin Ford / Ryan Cybart	David Rodgers
(212) 526-2306 / (212) 526-7164	(212) 497-0882 / (212) 497-0870	(212) 405-7249 / (212) 405-6591	(216) 737-7341

BTIG, LLC	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	SMBC Nikko Securities America, Inc.
Tom Catherwood / James Sullivan	Daniel Ismail / Chris Darling	Haendel St. Juste / Zachary Silverberg	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(212) 209-9300 / (212) 205-7855	(917) 262-2795 / (646) 424-3202

CFRA	JMP Securities – JMP Group, Inc.
Kenneth Leon	Peter Martin
(646) 517-2552	(415) 835-8904

Fixed Income Coverage		Rating Agencies
J.P. Morgan Securities LLC	Wells Fargo & Company	Moody’s Investors Service	S&P Global Ratings
Mark Streeter / Ian Snyder	Thierry Perrein / Kevin McClure	(212) 553-0376	Fernanda Hernandez / Michael Souers
(212) 834-5086 / (212) 834-3798	(704) 410-3262 / (704) 410-3252		(212) 438-1347 / (212) 438-2508

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	14

Sustainability
June 30, 2019

ALEXANDRIA SUSTAINABILITY

To make a positive and meaningful impact on the health, safety, and well-being of our tenants, stockholders, and employees, and the communities in which we live and work.

A LEADER IN GREEN DEVELOPMENT AND COMMITTED TO CONTINUOUS SUSTAINABILITY IMPROVEMENTS

$1 BILLION
Total Issuance of Green Bonds

GOLD OR PLATINUM
LEED® Certification Targeted for New Ground-Up Developments

82
Efficiency Projects on Operating Properties in 2018

66
LEED Projects[1]
5 | Platinum
49 | Gold
12 | Silver

53%
ARE's Total Annual Rental Revenue From LEED Projects[1]

14.5%
Reduction of Same Property Greenhouse Gas Pollution Since 2015[2]

A LEADER IN HEALTH & WELLNESS

#1
Industry Leading Company in 2018 Fitwel Best in Building Health; Global Ranking in 2018 GRESB Health & Well-Being Module

4
WELL Projects[3]
2 | Gold
2 | Silver

19
Fitwel Projects[4]
7 | ★★★
8 | ★★
4 | ★

(1)	Upon completion of 20 projects in process targeting LEED certification.

(2)	Carbon pollution reduction is for directly managed buildings and reflects sum of annual like-for-like progress since 2015.

(3)	Upon completion of three projects in process targeting WELL certification.

(4)	Upon completion of 10 projects in process targeting Fitwel certification.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	15

Financial and Asset Base Highlights
June 30, 2019
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Selected financial data from consolidated financial statements and related information
Rental revenues	$289,625	$274,563	$260,102	$255,496	$250,635
Tenant recoveries	$81,993	$80,186	$77,683	$81,051	$72,159

Operating margin	72%	72%	71%	71%	72%
Adjusted EBITDA margin	69%	70%	69%	69%	69%
Adjusted EBITDA – quarter annualized	$1,063,056	$1,029,944	$968,888	$957,008	$911,284
Adjusted EBITDA – trailing 12 months	$1,004,724	$966,781	$937,906	$900,032	$854,237

Net debt at end of period	$6,154,885	$5,565,623	$5,237,538	$5,483,132	$5,326,039
Net debt to Adjusted EBITDA – quarter annualized	5.8x	5.4x	5.4x	5.7x	5.8x
Net debt to Adjusted EBITDA – trailing 12 months	6.1x	5.8x	5.6x	6.1x	6.2x
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.8x	5.5x	5.5x	5.8x	5.9x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.2x	5.8x	5.7x	6.2x	6.3x

Fixed-charge coverage ratio – quarter annualized	4.2x	4.5x	4.1x	4.1x	4.3x
Fixed-charge coverage ratio – trailing 12 months	4.2x	4.2x	4.2x	4.3x	4.3x
Unencumbered net operating income as a percentage of total net operating income	94%	95%	88%	88%	88%

Closing stock price at end of period	$141.09	$142.56	$115.24	$125.79	$126.17
Common shares outstanding (in thousands) at end of period	111,986	111,181	111,012	105,804	103,346
Total equity capitalization at end of period	$15,887,660	$15,936,979	$12,879,366	$13,412,222	$13,142,725
Total market capitalization at end of period	$22,243,865	$21,780,482	$18,357,621	$19,096,226	$18,756,830

Dividend per share – quarter/annualized	$1.00/$4.00	$0.97/$3.88	$0.97/$3.88	$0.93/$3.72	$0.93/$3.72
Dividend payout ratio for the quarter	58%	57%	60%	57%	57%
Dividend yield – annualized	2.8%	2.7%	3.4%	3.0%	2.9%

Amounts related to operating leases:(1)
Operating lease liabilities	$243,585	$244,601	$—	$—	$—
Rent expense	$4,482	$4,492	$4,164	$3,999	$3,916

General and administrative expenses	$26,434	$24,677	$22,385	$22,660	$22,939
General and administrative expenses as a percentage of net operating income – trailing 12 months	9.5%	9.5%	9.6%	9.5%	9.4%

Capitalized interest	$21,674	$18,509	$19,902	$17,431	$15,527
Weighted-average interest rate for capitalization of interest during the period	4.14%	3.96%	4.01%	4.06%	3.92%
(1) Refer to the “Lease Accounting” section in “Definitions and Reconciliations” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	16

Financial and Asset Base Highlights (continued)
June 30, 2019
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	6/30/19		3/31/19	12/31/18	9/30/18	6/30/18
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$25,476		$26,965	$17,923	$20,070	$23,259
Amortization of acquired below-market leases	$8,054		$7,148	$5,350	$5,220	$5,198
Straight-line rent expense on ground leases	$226		$246	$272	$272	$252
Stock compensation expense	$11,437		$11,029	$9,810	$9,986	$7,975
Amortization of loan fees	$2,380		$2,233	$2,401	$2,734	$2,593
Amortization of debt premiums	$782		$801	$611	$614	$606
Non-revenue-enhancing capital expenditures:
Building improvements	$2,876		$2,381	$3,256	$3,032	$2,827
Tenant improvements and leasing commissions	$13,901		$8,709	$11,758	$17,748	$10,686

Operating statistics and related information (at end of period)
Number of properties – North America	257		250	237	235	234
RSF – North America (including development and redevelopment projects under construction)	26,321,122		25,323,299	24,587,438	24,196,505	24,007,981
Total square feet – North America	37,120,560	(1)	33,688,294	33,097,210	32,186,813	31,976,194
Annual rental revenue per occupied RSF – North America	$50.27		$49.56	$48.42	$48.36	$48.22
Occupancy of operating properties – North America	97.4%		97.2%	97.3%	97.3%	97.1%
Occupancy of operating and redevelopment properties – North America	96.4%		95.5%	95.1%	94.6%	95.0%
Weighted-average remaining lease term (in years)	8.4		8.4	8.6	8.6	8.6

Total leasing activity – RSF	819,949		1,248,972	1,558,064	696,468	985,996
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	32.5%		32.9%	17.4%	35.4%	24.0%
Rental rate increases (cash basis)	17.8%		24.3%	11.4%	16.9%	12.8%
RSF (included in total leasing activity above)	587,930		509,415	650,540	475,863	727,265

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	4.3%		2.3%	3.8%	3.4%	4.1%
Net operating income increase (cash basis)	9.5%		10.2%	7.6%	8.9%	6.3%

(1) Includes acquisitions completed and pending in 3Q19. Refer to “Acquisitions” of our Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	17

High-Quality, Diverse, and Innovative Tenants
June 30, 2019

Long-Duration Cash Flows From High-Quality, Diverse, and
Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Tenant Mix

Public
Biotechnology
27%
Life Science
Product, Service,
and Device
18%
Private
Biotechnology
8%
Technology(2)
10%
Other
4%
Institutional
(Academic/Medical,
Non-Profit, and
U.S. Government)
10%
Multinational
Pharmaceutical
23%

53%

of ARE’s Annual Rental Revenue(1)

Long-Duration Lease Terms

8.4 Years

Weighted-Average Remaining Term
Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of June 30, 2019.

(2)	73% of our annual rental revenue for technology tenants is from investment-grade or publicly traded large cap tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	18

Class A Properties in AAA Locations
June 30, 2019

High-Quality Cash Flows From Class A Properties in AAA Locations

Class A Properties in AAA Locations	AAA Locations

San Francisco
25%
New York City
7%
San Diego
16%
Seattle
6%
Maryland
6%
Research Triangle
3%
Other
1%
Greater Boston
36%

77%

of ARE’s
Annual Rental Revenue(1)

Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of June 30, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	19

Occupancy
June 30, 2019

Solid Demand for Class A Properties in AAA Locations
Drives Solid Occupancy

Solid Historical Occupancy(1)	Occupancy Across Key Locations

97.4%
98.7%
98.7%
98.8%
95.2%
97.3%
96.7%
97.9%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle

96%

Over 10 Years

(1)	Average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of June 30, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	20

Key Operating Metrics
June 30, 2019

Same Property Net Operating Income Growth	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Technology, and AgTech Campuses
	Stable cash flows
	Percentage of triple net leases	97%
	Increasing cash flows
	Percentage of leases containing annual rent escalations	95%
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	96%

Rental Rate Growth: Renewed/Re-Leased Space	Margins(2)

	Operating	Adjusted EBITDA
	72%	69%

(1)	Percentages calculated based on RSF as of June 30, 2019.

(2)	Represents percentages for the three months ended June 30, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	21

Same Property Performance
June 30, 2019
(Dollars in thousands)

	June 30, 2019			June 30, 2019
Same Property Financial Data	Three Months Ended	Six Months Ended	Same Property Statistical Data	Three Months Ended	Six Months Ended
Percentage change over comparable period from prior year:			Number of same properties	200	195
Net operating income increase	4.3%	3.5%	Rentable square feet	19,650,971	18,901,509
Net operating income increase (cash basis)	9.5%	9.7%	Occupancy – current-period average	96.6%	96.5%
Operating margin	72%	72%	Occupancy – same-period prior-year average	96.2%	96.3%

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Income from rentals:
Same properties	$245,715	$235,576	$10,139	4.3%	$464,450	$447,953	$16,497	3.7%
Non-same properties	43,910	15,059	28,851	191.6	99,738	47,167	52,571	111.5
Rental revenues	289,625	250,635	38,990	15.6	564,188	495,120	69,068	13.9

Same properties	75,783	69,693	6,090	8.7	145,512	137,079	8,433	6.2
Non-same properties	6,210	2,466	3,744	151.8	16,667	8,250	8,417	102.0
Tenant recoveries	81,993	72,159	9,834	13.6	162,179	145,329	16,850	11.6

Income from rentals	371,618	322,794	48,824	15.1	726,367	640,449	85,918	13.4

Same properties	93	72	21	29.2	234	134	100	74.6
Non-same properties	2,145	2,168	(23)	(1.1)	6,097	4,590	1,507	32.8
Other income	2,238	2,240	(2)	(0.1)	6,331	4,724	1,607	34.0

Same properties	321,591	305,341	16,250	5.3	610,196	585,166	25,030	4.3
Non-same properties	52,265	19,693	32,572	165.4	122,502	60,007	62,495	104.1
Total revenues	373,856	325,034	48,822	15.0	732,698	645,173	87,525	13.6

Same properties	88,958	82,277	6,681	8.1	172,145	162,043	10,102	6.2
Non-same properties	16,731	9,631	7,100	73.7	35,045	21,636	13,409	62.0
Rental operations	105,689	91,908	13,781	15.0	207,190	183,679	23,511	12.8

Same properties	232,633	223,064	9,569	4.3	438,051	423,123	14,928	3.5
Non-same properties	35,534	10,062	25,472	253.2	87,457	38,371	49,086	127.9
Net operating income	$268,167	$233,126	$35,041	15.0%	$525,508	$461,494	$64,014	13.9%

Net operating income – same properties	$232,633	$223,064	$9,569	4.3%	$438,051	$423,123	$14,928	3.5%
Straight-line rent revenue	(14,664)	(23,294)	8,630	(37.0)	(28,935)	(48,429)	19,494	(40.3)
Amortization of acquired below-market leases	(2,927)	(3,403)	476	(14.0)	(5,972)	(7,162)	1,190	(16.6)
Net operating income – same properties (cash basis)	$215,042	$196,367	$18,675	9.5%	$403,144	$367,532	$35,612	9.7%

Refer to the “Same Property Comparisons” section in “Definitions and Reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and Reconciliations” also contains definitions of “Tenant Recoveries” and “Net Operating Income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	22

Leasing Activity
June 30, 2019
(Dollars per RSF)

	Three Months Ended		Six Months Ended			Year Ended
	June 30, 2019		June 30, 2019			December 31, 2018
	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	32.5%	17.8%	32.6%		20.1%	24.1%	14.1%
New rates	$64.48	$62.11	$54.91		$52.40	$55.05	$52.79
Expiring rates	$48.67	$52.71	$41.40		$43.63	$44.35	$46.25
RSF	587,930		1,097,345			2,088,216
Tenant improvements/leasing commissions	$23.25		$20.60			$20.61
Weighted-average lease term	5.3 years		5.9 years			6.1 years

Developed/redeveloped/previously vacant space leased
New rates	$47.12	$44.00	$60.66		$59.41	$58.45	$48.73
RSF	232,019		971,576			2,633,476
Tenant improvements/leasing commissions	$5.30		$18.40			$12.57
Weighted-average lease term	7.8 years		10.5 years			11.5 years

Leasing activity summary (totals):
New rates	$59.57	$56.99	$57.61		$55.69	$56.94	$50.52
RSF	819,949		2,068,921	(2)		4,721,692
Tenant improvements/leasing commissions	$18.17		$19.57			$16.13
Weighted-average lease term	6.0 years		8.0 years			9.1 years

Lease expirations(1)
Expiring rates	$47.19	$51.06	$40.06		$42.30	$42.98	$45.33
RSF	645,350		1,293,100			2,811,021

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)	Excludes month-to-month leases aggregating 35,476 RSF and 50,548 RSF as of June 30, 2019, and December 31, 2018, respectively.

(2)
During the six months ended June 30, 2019, we granted tenant concessions/free rent averaging 2.0 months with respect to the 2,068,921 RSF leased. Approximately 66% of the leases executed during the six months ended June 30, 2019, did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	23

Contractual Lease Expirations
June 30, 2019

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2019 (2)	480,811	2.1%	$39.43	1.7%
2020	1,565,307	6.9%	$35.65	5.0%
2021	1,536,381	6.7%	$39.71	5.4%
2022	1,814,982	8.0%	$42.44	6.9%
2023	2,387,653	10.5%	$44.49	9.5%
2024	2,082,858	9.1%	$46.58	8.7%
2025	1,618,527	7.1%	$48.13	7.0%
2026	1,390,959	6.1%	$48.36	6.0%
2027	2,371,162	10.4%	$48.61	10.3%
2028	1,566,460	6.9%	$60.41	8.4%
Thereafter	5,971,491	26.2%	$58.50	31.1%

Market	2019 Contractual Lease Expirations (in RSF)							Annual Rental Revenue (per RSF)(1)	2020 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating		Targeted for Redevelopment	Remaining Expiring Leases(3)		Total(2)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases(4)	Total

Greater Boston	39,968	1,329		—	25,931		67,228	$53.50	83,680	77,817	—	334,821	496,318	$46.17
San Francisco	1,287	—		—	65,195		66,482	41.98	21,699	—	—	265,276	286,975	44.16
New York City	—	—		—	1,787		1,787	N/A	—	—	—	38,076	38,076	N/A
San Diego	54,042	79,450	(5)	—	103,549	(5)	237,041	37.52	679	—	—	293,190	293,869	27.84
Seattle	—	18,374		—	23,443		41,817	50.03	—	12,727	—	32,047	44,774	38.65
Maryland	—	—		—	—		—	—	26,370	14,446	—	149,288	190,104	19.30
Research Triangle	—	—		—	28,381		28,381	23.49	—	29,053	—	60,385	89,438	16.50
Canada	—	—		—	—		—	—	59,088	—	—	35,505	94,593	28.10
Non-cluster markets	3,111	1,217		—	33,747		38,075	22.26	—	—	—	31,160	31,160	34.53
Total	98,408	100,370		—	282,033		480,811	$39.43	191,516	134,043	—	1,239,748	1,565,307	$35.65
Percentage of expiring leases	20%	21%		—%	59%		100%		12%	9%	—%	79%	100%

(1)	Represents amounts in effect as of June 30, 2019.

(2)	Excludes month-to-month leases aggregating 35,476 RSF as of June 30, 2019.

(3)
After the lease expiration noted in footnote 5 below, the largest remaining contractual lease expiration in 2019 is 50,400 RSF at a Class A office/laboratory building in our South San Francisco submarket.

(4)	The largest remaining contractual lease expiration in 2020 is 72,742 RSF in our South San Francisco submarket.

(5)
Includes 116,556 RSF at 3545 Cray Court in our Torrey Pines submarket, of which 49,506 RSF are under negotiation, and the remaining 67,050 RSF are undergoing marketing. The property will be renovated as a Class A office/laboratory building and will not be classified as a redevelopment. As such, we expect the property will remain in our same property performance pool.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	24

Top 20 Tenants
June 30, 2019
(Dollars in thousands, except average market cap amounts)

84% of Top 20 Annual Rental Revenue From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term in Years(1)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)		Investment-Grade Credit Ratings		Average Market Cap(2) (in billions)

								Moody’s	S&P
1	Takeda Pharmaceutical Company Ltd.	10.1		606,249	$39,251	3.4%		Baa2	BBB+	$44.9
2	Illumina, Inc.	11.1		891,495	35,907	3.2		—	BBB	$44.6
3	Sanofi	9.0		494,693	34,219	3.0		A1	AA	$107.7
4	Eli Lilly and Company	9.9		554,089	34,096	3.0		A2	A+	$117.7
5	Celgene Corporation	6.9		614,082	28,759	2.5	(3)	Baa2	BBB+	$60.5
6	Novartis AG	8.4		320,606	25,391	2.2		A1	AA-	$219.2
7	Merck & Co., Inc.	11.9		421,623	24,304	2.1		A1	AA	$195.5
8	Uber Technologies, Inc.	73.4	(4)	422,980	22,216	2.0		—	—	$71.7
9	bluebird bio, Inc.	7.7		290,617	21,709	1.9		—	—	$7.4
10	Moderna, Inc.	9.3		373,163	21,186	1.9		—	—	$6.4
11	Bristol-Myers Squibb Company	13.3		224,182	20,221	1.8	(3)	A2	A+	$85.5
12	Roche	4.3		372,943	19,769	1.7		Aa3	AA	$220.4
13	New York University	12.2		201,284	19,002	1.7		Aa2	AA-	N/A
14	Facebook, Inc.	11.2		382,798	18,343	1.6		—	—	$478.4
15	Pfizer Inc.	5.7		416,979	17,754	1.6		A1	AA	$241.3
16	Stripe, Inc.	8.3		295,333	17,736	1.6		—	—	N/A
17	Massachusetts Institute of Technology	6.0		256,126	16,843	1.5		Aaa	AAA	N/A
18	Amgen Inc.	4.8		407,369	16,838	1.5		Baa1	A	$120.7
19	United States Government	8.7		264,358	15,472	1.4		Aaa	AA+	N/A
20	FibroGen, Inc.	4.4		234,249	14,198	1.2		—	—	$4.3
	Total/weighted average	12.0	(4)	8,045,218	$463,214	40.8%

(1)
Based on aggregate annual rental revenue in effect as of June 30, 2019. Refer to the “Annual Rental Revenue” section in “Definitions and Reconciliations” of this Supplemental Information for additional information on our methodology on annual rental revenue from unconsolidated real estate joint ventures.

(2)
Average daily market capitalization for the twelve months ended June 30, 2019. Refer to the “Total Market Capitalization” section in “Definitions and Reconciliations” of this Supplemental Information for additional information.

(3)
In April 2019, Bristol-Myers Squibb Company’s stockholders approved the acquisition of Celgene Corporation, with the transaction close expected by Bristol-Myers Squibb Company at the end of 2019 or the beginning of 2020. Proforma for the anticipated acquisition, our annual rental revenue from Bristol-Myers Squibb Company is approximately 4.3% based on leases in effect as of June 30, 2019.

(4)
Represents a ground lease with Uber Technologies, Inc. at 1455 and 1515 Third Street in our Mission Bay/SoMa submarket. Excluding the ground lease, the weighted-average remaining lease term for our top 20 tenants was 8.9 years as of June 30, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	25

Summary of Properties and Occupancy
June 30, 2019
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	6,459,424	40,597	19,036	6,519,057	25%	56	$408,990	36%	$65.05
San Francisco	5,421,729	2,003,130	—	7,424,859	28	51	287,184	25	54.98
New York City	1,127,580	—	140,098	1,267,678	5	5	79,599	7	72.31
San Diego	4,809,604	98,000	—	4,907,604	18	61	175,034	16	38.23
Seattle	1,374,279	80,221	—	1,454,500	6	14	70,490	6	52.69
Maryland	2,524,323	258,904	41,627	2,824,854	11	39	68,601	6	28.30
Research Triangle	1,173,672	—	45,054	1,218,726	5	16	30,947	3	26.94
Canada	188,967	—	—	188,967	1	2	4,704	—	26.57
Non-cluster markets	390,179	—	—	390,179	1	11	11,017	1	33.28
Properties held for sale	124,698	—	—	124,698	—	2	2,380	—	N/A
North America	23,594,455	2,480,852	245,815	26,321,122	100%	257	$1,138,946	100%	$50.27
		2,726,667

Summary of occupancy

	Operating Properties			Operating and Redevelopment Properties
Market	6/30/19	3/31/19	6/30/18	6/30/19	3/31/19	6/30/18
Greater Boston	98.7%	98.2%	97.2%	98.4%	97.7%	96.7%
San Francisco	98.7	99.8	99.8	98.7	98.4	98.8
New York City	98.8	98.7	100.0	87.8	87.7	100.0
San Diego	95.2	94.2	95.8	95.2	94.2	92.3
Seattle	97.3	97.7	97.2	97.3	97.7	97.2
Maryland	96.7	97.0	95.7	95.1	95.3	91.9
Research Triangle	97.9	97.3	96.5	94.2	87.8	85.3
Subtotal	97.6	97.6	97.4	96.6	95.8	95.2
Canada	93.7	93.5	98.6	93.7	93.5	98.6
Non-cluster markets	84.9	81.1	77.9	84.9	81.1	77.9
North America	97.4%	97.2%	97.1%	96.4%	95.5%	95.0%

Refer to “Definitions and Reconciliations” in this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	26

Property Listing
June 30, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF					Number of Properties	Annual Rental Revenue		Occupancy Percentage

									Operating		Operating and Redevelopment
	Operating		Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	2,365,487		—	—	2,365,487	10	$168,011		98.9%		98.9%
50, 60, 75/125(1), 100, and 225(1) Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street
Alexandria Technology Square®	1,181,635		—	—	1,181,635	7	91,070		99.9		99.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
Alexandria Center® at One Kendall Square	773,108		40,597	—	813,705	10	66,276		98.6	`	98.6
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, 2000, and 399 Binney Street
480 and 500 Arsenal Street	234,260		—	—	234,260	2	10,647		100.0		100.0
640 Memorial Drive	225,504		—	—	225,504	1	13,815		100.0		100.0
780 and 790 Memorial Drive	99,658		—	—	99,658	2	7,966		100.0		100.0
167 Sidney Street and 99 Erie Street	54,549		—	—	54,549	2	4,016		100.0		100.0
79/96 13th Street (Charlestown Navy Yard)	25,309		—	—	25,309	1	620		100.0		100.0
Cambridge/Inner Suburbs	4,959,510		40,597	—	5,000,107	35	362,421		99.3		99.3
Seaport Innovation District
5 Necco Street	87,163	(2)	—	—	87,163	1	N/A	(2)	N/A	(2)	N/A	(2)
99 A Street	8,715		—	—	8,715	1	850		100.0		100.0
Seaport Innovation District	95,878		—	—	95,878	2	850		100.0		100.0
Route 128
Alexandria Park at 128	343,882		—	—	343,882	8	11,279		98.1		98.1
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	298,581		—	19,036	317,617	3	12,874		100.0		94.0
100 Tech Drive	200,431		—	—	200,431	1	8,455		100.0		100.0
19 Presidential Way	144,892		—	—	144,892	1	5,134		96.8		96.8
100 Beaver Street	82,330		—	—	82,330	1	1,853		54.5		54.5
285 Bear Hill Road	26,270		—	—	26,270	1	1,167		100.0		100.0
Route 128	1,096,386		—	19,036	1,115,422	15	40,762		95.6		93.9
Route 495
111 and 130 Forbes Boulevard	155,846		—	—	155,846	2	1,543		100.0		100.0
20 Walkup Drive	91,045		—	—	91,045	1	649		100.0		100.0
30 Bearfoot Road	60,759		—	—	60,759	1	2,765		100.0		100.0
Route 495	307,650		—	—	307,650	4	4,957		100.0		100.0
Greater Boston	6,459,424		40,597	19,036	6,519,057	56	$408,990		98.7%		98.4%

(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information.
(2) We acquired the property in May 2019. The building is 87% leased for 12 years and expected to be occupied later in 2019. Refer to "Acquisitions" of our Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	27

Property Listing (continued)
June 30, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Francisco
Mission Bay/SoMa
1655 and 1725 Third Street(1)	—	593,765	—	593,765	2	$—	N/A	N/A
409 and 499 Illinois Street(1)	455,069	—	—	455,069	2	28,174	98.2%	98.2%
1455 and 1515 Third Street	422,980	—	—	422,980	2	22,216	100.0	100.0
510 Townsend Street	295,333	—	—	295,333	1	17,736	100.0	100.0
88 Bluxome Street	232,470	—	—	232,470	1	3,813	100.0	100.0
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	13,030	96.2	96.2
1500 Owens Street(1)	158,267	—	—	158,267	1	7,681	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	11,119	98.9	98.9
505 Brannan Street	148,146	—	—	148,146	1	12,126	100.0	100.0
260 Townsend Street	66,682	—	—	66,682	1	5,900	100.0	100.0
Mission Bay/SoMa	2,146,685	593,765	—	2,740,450	13	121,795	99.2	99.2
South San Francisco
213, 249, 259, 269, and 279 East Grand Avenue	872,505	47,199	—	919,704	5	45,276	100.0	100.0
Alexandria Technology Center® – Gateway	634,466	—	—	634,466	7	31,485	97.6	97.6
600, 630, 650, 681, 701, 901, and 951 Gateway Boulevard
201 Haskins Way	—	315,000	—	315,000	1	—	N/A	N/A
400 and 450 East Jamie Court	163,035	—	—	163,035	2	7,546	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	6,065	100.0	100.0
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	5,497	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,621	100.0	100.0
South San Francisco	2,173,903	362,199	—	2,536,102	20	107,109	99.3	99.3
Greater Stanford
Menlo Gateway(1)	251,995	520,988	—	772,983	3	9,234	100.0	100.0
100 Independence Drive and 125 and 135 Constitution Drive
Alexandria District for Science & Technology	—	526,178	—	526,178	2	—	N/A	N/A
825 and 835 Industrial Road
Alexandria PARC	197,498	—	—	197,498	4	11,211	96.8	96.8
2100, 2200, 2300, and 2400 Geng Road
Alexandria Stanford Life Science District	190,270	—	—	190,270	2	13,902	100.0	100.0
3165 and 3170 Porter Drive
960 Industrial Road	110,000	—	—	110,000	1	2,749	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
Shoreway Science Center	82,462	—	—	82,462	2	5,472	100.0	100.0
75 and 125 Shoreway Road
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,650	50.0	50.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,796	100.0	100.0
Greater Stanford	1,101,141	1,047,166	—	2,148,307	18	58,280	96.7	96.7
San Francisco	5,421,729	2,003,130	—	7,424,859	51	$287,184	98.7%	98.7%
	(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	28

Property Listing (continued)
June 30, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
New York City
New York City
Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	$64,576	98.1%	98.1%
430 and 450 East 29th Street(1)
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
Alexandria Center® – Long Island City	36,661	—	140,098	176,759	1	1,017	100.0	20.7
30-02 48th Avenue
New York City	1,127,580	—	140,098	1,267,678	5	79,599	98.8	87.8

San Diego
Torrey Pines
ARE Spectrum	336,461	—	—	336,461	3	17,409	98.3	98.3
3215 Merryfield Row and 3013 and 3033 Science Park Road
ARE Torrey Ridge	294,326	—	—	294,326	3	13,811	96.0	96.0
10578, 10618, and 10628 Science Center Drive
ARE Sunrise	236,635	—	—	236,635	3	8,865	99.7	99.7
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	220,651	—	—	220,651	4	10,613	100.0	100.0
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	3,664	100.0	100.0
Torrey Pines	1,277,135	—	—	1,277,135	15	59,189	98.6	98.6
University Town Center
Campus Pointe by Alexandria	1,067,847	98,000	—	1,165,847	6	36,468	94.0	94.0
9880, 10260, 10290(2), and 10300(2) Campus Point Drive and 4110(2) and 4161 Campus Point Court
5200 Illumina Way	792,687	—	—	792,687	6	29,977	100.0	100.0
ARE Towne Centre	304,046	—	—	304,046	4	8,249	85.9	85.9
9363, 9373, 9393, and 9625(2) Towne Centre Drive
ARE Esplanade	241,963	—	—	241,963	4	9,114	87.7	87.7
4755, 4757, and 4767 Nexus Center Drive and 4796 Executive Drive
University Town Center	2,406,543	98,000	—	2,504,543	20	$83,808	94.3%	94.3%

(1) In partnership with Columbia University, we expect to open our second LaunchLabs® site in New York City, a 13,298 RSF space at 3960 Broadway. Due to the small size of this project, it has been excluded from the “External
       Growth/Investments in Real Estate” section of this Supplemental Information. Consistent with our development and redevelopment projects, this project is excluded from our operating occupancy percentage during the period of development or redevelopment.
(2) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	29

Property Listing (continued)
June 30, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Diego (continued)
Sorrento Mesa
Summers Ridge Science Park	316,531	—	—	316,531	4	$10,843	100.0%	100.0%
9965, 9975, 9985, and 9995 Summers Ridge Road
10121 and 10151 Barnes Canyon Road	102,392	—	—	102,392	2	2,689	100.0	100.0
ARE Portola	101,857	—	—	101,857	3	3,236	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	82,272	—	—	82,272	1	2,364	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	—	—	—
Sorrento Mesa	703,113	—	—	703,113	12	21,563	95.2	95.2
Sorrento Valley
3911, 3931, 3985, 4025, 4031, 4045, and 4075 Sorrento Valley Boulevard	191,378	—	—	191,378	7	5,243	94.3	94.3
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	2,259	74.6	74.6
Sorrento Valley	313,033	—	—	313,033	13	7,502	86.6	86.6
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,972	100.0	100.0
San Diego	4,809,604	98,000	—	4,907,604	61	175,034	95.2	95.2

Seattle
Lake Union
The Eastlake Life Science Campus by Alexandria – North Campus	547,044	80,221	—	627,265	5	28,273	96.7	96.7
1616 and 1551 Eastlake Avenue East, 188 and 199 East Blaine Street, and 1600 Fairview Avenue East
The Eastlake Life Science Campus by Alexandria – South Campus	206,134	—	—	206,134	2	11,953	100.0	100.0
1201 and 1208 Eastlake Avenue East
400 Dexter Avenue North	290,111	—	—	290,111	1	15,236	100.0	100.0
2301 5th Avenue	197,135	—	—	197,135	1	9,895	97.4	97.4
219 Terry Avenue North	30,705	—	—	30,705	1	1,844	100.0	100.0
601 Dexter Avenue North	18,680	—	—	18,680	1	425	100.0	100.0
Lake Union	1,289,809	80,221	—	1,370,030	11	67,626	98.2	98.2
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	1,025	63.9	63.9
Elliott Bay	84,470	—	—	84,470	3	2,864	84.3	84.3
Seattle	1,374,279	80,221	—	1,454,500	14	$70,490	97.3%	97.3%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	30

Property Listing (continued)
June 30, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Maryland
Rockville
9800, 9900, 9920, and 9950 Medical Center Drive	383,956	258,904	—	642,860	8	$14,278	95.6%	95.6%
9704, 9708, 9712, and 9714 Medical Center Drive	214,725	—	—	214,725	4	7,862	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	3,562	100.0	100.0
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,260	100.0	100.0
1405 Research Boulevard	72,170	—	—	72,170	1	2,100	87.9	87.9
5 Research Place	63,852	—	—	63,852	1	2,734	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,087	65.7	65.7
9920 Belward Campus Drive	51,181	—	—	51,181	1	1,687	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
Rockville	1,195,292	258,904	—	1,454,196	22	38,580	96.4	96.4
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,585	—	—	377,585	4	9,499	100.0	100.0
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	273,357	—	41,627	314,984	6	7,017	96.6	83.8
704 Quince Orchard Road(1), 708 Quince Orchard Road, and 19, 20, 21, and 22 Firstfield Road
50 and 55 West Watkins Mill Road	96,915	—	—	96,915	2	2,168	79.4	79.4
401 Professional Drive	63,154	—	—	63,154	1	1,549	92.9	92.9
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	888,961	—	41,627	930,588	15	22,428	96.2	91.9
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,455	96.6	96.6
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,524,323	258,904	41,627	2,824,854	39	$68,601	96.7%	95.1%
	(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	31

Property Listing (continued)
June 30, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Research Triangle
Research Triangle
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$3,786	95.6%	95.6%
100, 800, and 801 Capitola Drive
Alexandria Center® for AgTech, Phase I – Research Triangle	129,946	—	45,054	175,000	1	3,802	100.0	74.3
5 Laboratory Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,681	100.0	100.0
Alexandria Innovation Center® – Research Triangle	135,677	—	—	135,677	3	3,717	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,964	97.8	97.8
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,680	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,350	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	479	54.2	54.2
6101 Quadrangle Drive	30,122	—	—	30,122	1	540	100.0	100.0
Research Triangle	1,173,672	—	45,054	1,218,726	16	30,947	97.9	94.2

Canada	188,967	—	—	188,967	2	4,704	93.7	93.7

Non-cluster markets	390,179	—	—	390,179	11	11,017	84.9	84.9

North America, excluding properties held for sale	23,469,757	2,480,852	245,815	26,196,424	255	1,136,566	97.4%	96.4%

Properties held for sale	124,698	—	—	124,698	2	2,380	54.5%	54.5%

Total – North America	23,594,455	2,480,852	245,815	26,321,122	257	$1,138,946

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	32

Disciplined Management of Ground-Up Developments
June 30, 2019

(1)	Represents developments commenced since January 1, 2008, comprising 33 projects aggregating 8.3 million RSF.

(2)	Represents developments commenced and delivered since January 1, 2008, comprising 23 projects aggregating 5.5 million RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	33

Investments in Real Estate
June 30, 2019
(Dollars in thousands)

		Development and Redevelopment
	Operating	2019	2020	2021-2022	Future	Subtotal	Total
Investments in real estate
Book value as of June 30, 2019(1)	$13,643,291	$229,511	$475,892	$763,613	$214,338	$1,683,354	$15,326,645

Square footage(2)(3)
Operating	24,499,227	—	—	—	—	—	24,499,227

Construction	—	1,528,585	1,198,082	—	—	2,726,667	2,726,667
Pre-construction	—	—	1,010,188	1,070,925	—	2,081,113	2,081,113
Future	—	—	—	3,646,797	5,206,542	8,853,339	8,853,339
Total square footage	24,499,227	1,528,585	2,208,270	4,717,722	5,206,542	13,661,119	38,160,346
Value-creation square feet currently included in rental properties(4)	—	—	—	(351,185)	(688,601)	(1,039,786)	(1,039,786)
	24,499,227	1,528,585	2,208,270	4,366,537	4,517,941	12,621,333	37,120,560

Subsequent acquisitions – pending and completed square feet included in the amounts above(3)	904,772	—	342,000	—	1,535,938	1,877,938	2,782,710

(1)
Excludes 3Q19 completed and pending acquisitions. In addition, balances exclude our share of the cost basis associated with square footage of our unconsolidated properties, which is classified in investments in unconsolidated real estate joint ventures in our consolidated balance sheets.

(2)	Represents square footage of development and redevelopment projects by period of projected initial occupancy. Multi-tenant projects may have occupancy by tenants over a period of time.

(3)	Includes 3Q19 completed and pending acquisitions. Refer to “Acquisitions” of our Earnings Press Release for additional information.

(4)	Refer to “Definitions and Reconciliations” of this Supplemental Information for additional detail on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	34

New Class A Development and Redevelopment Properties: Recent Deliveries

June 30, 2019

399 Binney Street				266 and 275 Second Avenue				279 East Grand Avenue				681 Gateway Boulevard
Greater Boston/Cambridge				Greater Boston/Route 128				San Francisco/South San Francisco				San Francisco/South San Francisco
164,000 RSF				203,757 RSF				211,405 RSF				142,400 RSF
In Service:				In Service:				In Service:				In Service:
123,403	RSF	|	100% Occupied	40,137	RSF	|	100% Occupied	164,206	RSF	|	100% Occupied	142,400	RSF	|	89.2% Occupied

Alexandria PARC				188 East Blaine Street				Alexandria Center® for AgTech, Phase I
San Francisco/Greater Stanford				Seattle/Lake Union				Research Triangle/Research Triangle
197,498 RSF				198,000 RSF				175,000 RSF
In Service:				In Service:				In Service:
48,547	RSF	|	96.8% Occupied	117,779	RSF	|	100% Occupied	129,946	RSF	|	100% Occupied

RSF presented represents RSF for the total project, unless otherwise indicated. Refer to “New Class A Development and Redevelopment Properties: Projected 2019-2020 Deliveries and Pre-Construction Projects” of this Supplemental Information for information on the RSF in service and under construction, if applicable.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	35

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)
June 30, 2019
(Dollars in thousands)

Property/Market/Submarket	Our Ownership Interest	Date Delivered	RSF Placed Into Service					Occupancy Percentage(1)	Total Project		Unlevered Yields
											Initial Stabilized	Initial Stabilized (Cash)
			Prior to 10/1/18	4Q18	1Q19	2Q19	Total		RSF	Investment
Consolidated development projects
213 East Grand Avenue/San Francisco/ South San Francisco	100%	12/31/18	—	300,930	—	—	300,930	100%	300,930	$256,600	7.4%	6.5%
399 Binney Street/Greater Boston/Cambridge	100%	1/25/19	—	—	123,403	—	123,403	100%	164,000	$182,000	7.7%	7.2%
279 East Grand Avenue/San Francisco/ South San Francisco	100%	Various	—	—	139,810	24,396	164,206	100%	211,405	$151,000	7.8%	8.1%
188 East Blaine Street/Seattle/Lake Union	100%	Various	—	—	90,615	27,164	117,779	100%	198,000	$190,000	6.7%	6.7%

Consolidated redevelopment projects
266 and 275 Second Avenue/Greater Boston/ Route 128	100%	Various	27,315	—	—	12,822	40,137	100%	203,757	$89,000	8.4%	7.1%
Alexandria Center® for AgTech, Phase I/ Research Triangle/Research Triangle	100%	Various	45,143	8,380	2,614	73,809	129,946	100%	175,000	$77,100	7.6%	7.5%
9625 Towne Centre Drive/San Diego/ University Town Center	50.1%	11/1/18	—	163,648	—	—	163,648	100%	163,648	$89,000	7.3%	7.3%
9900 Medical Center Drive/Maryland/Rockville	100%	11/19/18	—	45,039	—	—	45,039	60.6%	45,039	$16,800	8.6%	8.4%
681 Gateway Boulevard/San Francisco/ South San Francisco	100%	Various	—	—	66,000	76,400	142,400	89.2%	142,400	$116,300	8.5%	8.2%
Alexandria PARC/San Francisco/Greater Stanford	100%	3/29/19	—	—	48,547	—	48,547	96.8%	197,498	$152,600	7.3%	6.2%

Unconsolidated joint venture redevelopment project (RSF represents 100%; dollars and yields represent our share)
704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	Various	—	4,762	10,250	3,470	18,482	100%	79,931	$13,300	8.9%	8.8%
Total			72,458	522,759	481,239	218,061	1,294,517				7.6%	7.1%

(1)	Relates to total operating RSF in service as of June 30, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	36

New Class A Development and Redevelopment Properties: Projected 2019 Deliveries

June 30, 2019

399 Binney Street	266 and 275 Second Avenue	1655 and 1725 Third Street	279 East Grand Avenue
Greater Boston/Cambridge	Greater Boston/Route 128	San Francisco/Mission Bay/SoMa	San Francisco/South San Francisco
164,000 RSF	203,757 RSF	593,765 RSF	211,405 RSF

Menlo Gateway	Alexandria Center® – Long Island City	188 East Blaine Street	704 Quince Orchard Road	Alexandria Center® for AgTech, Phase I
San Francisco/Greater Stanford	New York City/New York City	Seattle/Lake Union	Maryland/Gaithersburg	Research Triangle/Research Triangle
772,983 RSF	176,759 RSF	198,000 RSF	79,931 RSF	175,000 RSF

Square footage represents development and redevelopment projects by period of projected initial occupancy. Multi-tenant projects may have occupancy by tenants over a period of time.

Refer to “New Class A Development and Redevelopment Properties: Recent Deliveries” and “New Class A Development and Redevelopment Properties: Projected 2019-2020 Deliveries and Pre-Construction Projects” of this Supplemental Information for information on the RSF in service and under construction.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	37

New Class A Development and Redevelopment Properties: Projected 2020 Deliveries and Pre-Construction Projects

June 30, 2019

88 Bluxome Street	201 Haskins Way	Alexandria District for Science and Technology(1)	3115 Merryfield Row	9880 Campus Point Drive and 4150 Campus Point Court
San Francisco/Mission Bay/SoMa	San Francisco/South San Francisco	San Francisco/Greater Stanford	San Diego/Torrey Pines	San Diego/University Town Center
1,070,925 RSF	315,000 RSF	526,178 RSF	87,000 RSF	269,102 RSF

1165 Eastlake Avenue East	9800 Medical Center Drive	9950 Medical Center Drive	8 Davis Drive	Alexandria Center® for AgTech, Phase II
Seattle/Lake Union	Maryland/Rockville	Maryland/Rockville	Research Triangle/Research Triangle	Research Triangle/Research Triangle
100,086 RSF	174,640 RSF	84,264 RSF	150,000 RSF	160,000 RSF

Square footage represents development and redevelopment projects by period of projected initial occupancy. Multi-tenant projects may have occupancy by tenants over a period of time.

(1)	Campus includes 825 and 835 Industrial Road.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	38

New Class A Development and Redevelopment Properties: Projected 2019–2020 Deliveries and Pre-Construction Projects

June 30, 2019

		Square Footage							Project Start/Projected Start
Property/Market/Submarket	Dev/Redev		CIP			Total Project	Percentage			Occupancy(1)
		In Service	Construction	Pre-Construction	Total		Leased	Leased/Negotiating		Initial	Stabilized
2019 deliveries: consolidated projects
266 and 275 Second Avenue/Greater Boston/Route 128	Redev	184,721	19,036	—	19,036	203,757	100%	100%	3Q17	1Q18	2019
Alexandria Center® for AgTech, Phase I/Research Triangle/ Research Triangle	Redev	129,946	45,054	—	45,054	175,000	97	100	2Q17	2Q18	2019
399 Binney Street/Greater Boston/Cambridge	Dev	123,403	40,597	—	40,597	164,000	98	98	4Q17	1Q19	2019
279 East Grand Avenue/San Francisco/South San Francisco	Dev	164,206	47,199	—	47,199	211,405	100	100	4Q17	1Q19	2020
188 East Blaine Street/Seattle/Lake Union	Dev	117,779	80,221	—	80,221	198,000	67	79	2Q18	1Q19	2020
Alexandria Center® – Long Island City/New York City/ New York City	Redev	36,661	140,098	—	140,098	176,759	21	21	4Q18	4Q19	2020

2019 deliveries: unconsolidated joint venture projects
(amounts represent 100%)
704 Quince Orchard Road/Maryland/Gaithersburg	Redev	38,304	41,627	—	41,627	79,931	48	67	1Q18	4Q18	2019
1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	Dev	—	593,765	—	593,765	593,765	100	100	1Q18	3Q19	3Q19
Menlo Gateway/San Francisco/Greater Stanford	Dev	251,995	520,988	—	520,988	772,983	100	100	4Q17	4Q19	4Q19
2019 deliveries		1,047,015	1,528,585	—	1,528,585	2,575,600	90	92

2020 projected deliveries: consolidated projects
9880 Campus Point Drive and 4150 Campus Point Court/ San Diego/University Town Center(2)	Dev	—	98,000	171,102	269,102	269,102	66	69	1Q19	2020	2022
9800 Medical Center Drive/Maryland/Rockville	Dev	—	174,640	—	174,640	174,640	82	82	1Q19	2020	2020
9950 Medical Center Drive/Maryland/Rockville	Dev	—	84,264	—	84,264	84,264	100	100	1Q19	2020	2020
201 Haskins Way/San Francisco/South San Francisco	Dev	—	315,000	—	315,000	315,000	—	29	2Q19	2020	2021
Alexandria District for Science and Technology/San Francisco/ Greater Stanford	Dev	—	526,178	—	526,178	526,178	37	46	2Q19	2020	2021
							74%	79%
2020 projected deliveries: marketing and pre-construction projects
3Q19 acquisitions:
Pending acquisition/San Francisco Bay Area(3)	Redev	—	—	250,000	250,000	250,000			3Q19	2020	2021/22
Pending acquisition/San Francisco Bay Area(3)	Redev	—	—	92,000	92,000	92,000			3Q19	2020	2021
1165 Eastlake Avenue East/Seattle/Lake Union	Dev	—	—	100,086	100,086	100,086			4Q19	2020	2020
8 Davis Drive/Research Triangle/Research Triangle	Dev	—	—	150,000	150,000	150,000			4Q19	2020	2021
Alexandria Center® for AgTech, Phase II/Research Triangle/ Research Triangle	Dev	—	—	160,000	160,000	160,000			4Q19	2020	2021
3115 Merryfield Row/San Diego/Torrey Pines	Dev	—	—	87,000	87,000	87,000			4Q19	2020	2021
2020 projected deliveries		—	1,198,082	1,010,188	2,208,270	2,208,270

Pre-leased pre-construction project:
88 Bluxome Street/San Francisco/Mission Bay/SoMa	Dev	—	—	1,070,925	1,070,925	1,070,925	58%	58%	2020	2022	TBD
Total		1,047,015	2,726,667	2,081,113	4,807,780	5,854,795

(1)
Initial occupancy dates are subject to leasing and/or market conditions. Multi-tenant projects may have occupancy by tenants over a period of time. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.

(2)	Refer to footnote 3 on the next page.

(3)	Pending acquisitions anticipated to be undergoing construction in 3Q19. Refer to “Acquisitions” in our Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	39

New Class A Development and Redevelopment Properties: Projected 2019–2020 Deliveries and Pre-Construction Projects (continued)
June 30, 2019
(Dollars in thousands)

	Our Ownership Interest			Cost to Complete			Unlevered Yields
Property/Market/Submarket		In Service	CIP	Construction Loan	ARE Funding	Total at Completion	Initial Stabilized		Initial Stabilized (Cash)

2019 deliveries: consolidated projects
266 and 275 Second Avenue/Greater Boston/Route 128	100%	$79,231	$6,712	$—	$3,057	$89,000	8.4%		7.1%
Alexandria Center® for AgTech, Phase I/Research Triangle/Research Triangle(1)	100%	51,984	18,383	—	6,733	77,100	7.6		7.5
399 Binney Street/Greater Boston/Cambridge	100%	135,088	42,258	—	4,654	182,000	7.7		7.2
279 East Grand Avenue/San Francisco/South San Francisco	100%	85,655	42,369	—	22,976	151,000	7.8		8.1
188 East Blaine Street/Seattle/Lake Union	100%	91,075	51,957	—	46,968	190,000	6.7		6.7
Alexandria Center® – Long Island City/New York City/New York City	100%	16,107	67,832	—	100,361	184,300	5.5		5.6

2019 deliveries: unconsolidated joint venture projects(2)
(amounts represent our share)
704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	4,301	4,275	3,952	772	13,300	8.9		8.8
1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10.0%	—	65,482	11,537	981	78,000	7.8		6.0
Menlo Gateway/San Francisco/Greater Stanford	48.3%	125,779	222,228	74,940	7,053	430,000	6.9		6.3
2019 deliveries		589,220	521,496	90,429	193,555	1,394,700	7.1		6.7

2020 projected deliveries: consolidated projects
9880 Campus Point Drive and 4150 Campus Point Court/San Diego/ University Town Center(3)	100%	—	98,463	—	156,537	255,000	6.3	(3)	6.4	(3)
9800 Medical Center Drive/Maryland/Rockville	100%	—	19,997	—	75,403	95,400	7.7		7.2
9950 Medical Center Drive/Maryland/Rockville	100%	—	9,753	—	44,547	54,300	7.3		6.8
201 Haskins Way/San Francisco/South San Francisco	100%	—	91,459	—	204,541	296,000	6.6		6.6
Alexandria District for Science and Technology/San Francisco/Greater Stanford	100%	—	188,255	—	388,745	577,000	6.5		6.2
		—	407,927	—	869,773	1,277,700	6.6		6.4
				$90,429	$1,063,328	$2,672,400	6.9%		6.6%
2020 projected deliveries: marketing and pre-construction projects
1165 Eastlake Avenue East/Seattle/Lake Union	100%	—	31,115
8 Davis Drive/Research Triangle/Research Triangle	100%	—	2,880
Alexandria Center® for AgTech, Phase II/Research Triangle/Research Triangle(1)	100%	—	2,774
3115 Merryfield Row/San Diego/Torrey Pines	100%	—	31,196
2020 projected deliveries		—	475,892
Total		$589,220	$997,388

(1)
New strategic collaborative campus, Alexandria Center® for AgTech – Research Triangle consists of Phase I at 5 Laboratory Drive, including campus amenities, and Phase II at 9 Laboratory Drive. 5 Laboratory Drive includes the high-quality LaunchLabs and amenities that create a dynamic ecosystem to accelerate discovery and commercialization.

(2)	Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information.

(3)	Represents a two-phase development project as follows:

•
Initial phase represents 9880 Campus Point Drive, a 98,000 RSF project to development GradLabs™, a highly flexible, first-of-its-kind life science platform designed to provide post-seed-stage life science companies with turnkey, fully furnished office/laboratory suites and an accelerated, scalable path for growth.  As of July 29, 2019, the project is 7% leased and we expect initial occupancy in 2020. The previous R&D building located at 9880 Campus Point Drive was previously demolished and as of June 30, 2019, continues to be included in our same property performance results. Refer to the “Same Property Comparison” section in “Definitions and Reconciliations” of this Supplemental Information for additional information.

•	Subsequent phase represents 4150 Campus Point Court, a 171,102 RSF, 100% leased pre-construction project with occupancy expected in 2022.

•
Project costs represent development costs for 9880 Campus Point Drive and 4150 Campus Point Court. Yields represent expected returns for Campus Pointe by Alexandria including 9880, 10290 and 10300 Campus Point Drive and 4150 Campus Point Court.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	40

New Class A Development and Redevelopment Properties: Summary of Pipeline
June 30, 2019
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Projected Deliveries(1)
			2019	2020		2021–2022				Future
			Construction	Construction	Pre-Construction	Pre-Construction		Intermediate-Term			Total
Greater Boston
399 Binney Street (Alexandria Center® at One Kendall Square)/Cambridge	100%	$42,258	40,597	—	—	—		—		—	40,597
266 and 275 Second Avenue/Route 128	100%	6,712	19,036	—	—	—		—		—	19,036
325 Binney Street/Cambridge	100%	104,421	—	—	—	—		208,965	(2)	—	208,965
15 Necco Street/Seaport Innovation District	100%	159,242	—	—	—	—		293,000		—	293,000
99 A Street/Seaport Innovation District	96.9%	38,681	—	—	—	—		235,000	(3)	—	235,000
Alexandria Technology Square®/Cambridge	100%	7,787	—	—	—	—		—		100,000	100,000
100 Tech Drive/Route 128	100%	—	—	—	—	—		—		300,000	300,000
215 Presidential Way/Route 128	100%	5,481	—	—	—	—		—		130,000	130,000
231 Second Avenue/Route 128	100%	1,251	—	—	—	—		—		32,000	32,000
10 Necco Street/Seaport Innovation District	100%	83,425	—	—	—	—		—		175,000	175,000
Other value-creation projects	100%	8,592	—	—	—	—		—		41,955	41,955
		457,850	59,633	—	—	—		736,965		778,955	1,575,553
San Francisco
1655 and 1725 Third Street/Mission Bay/SoMa	10.0%	(4)	593,765	—	—	—		—		—	593,765
279 East Grand Avenue/South San Francisco	100%	42,369	47,199	—	—	—		—		—	47,199
Menlo Gateway/Greater Stanford	48.3%	(4)	520,988	—	—	—		—		—	520,988
201 Haskins Way/South San Francisco	100%	91,459	—	315,000	—	—		—		—	315,000
Alexandria District for Science and Technology/ Greater Stanford	100%	188,255	—	526,178	—	—		—		—	526,178
Pending acquisition/San Francisco Bay Area	(5)	(5)	—	—	250,000	—		—		—	250,000
Pending acquisition/San Francisco Bay Area	(5)	(5)	—	—	92,000	—		—		—	92,000
88 Bluxome Street/Mission Bay/SoMa	100%	182,805	—	—	—	1,070,925	(3)	—		—	1,070,925
505 Brannan Street, Phase II/Mission Bay/SoMa	99.7%	17,038	—	—	—	—		165,000		—	165,000
960 Industrial Road/Greater Stanford	100%	86,402	—	—	—	—		533,000	(3)	—	533,000
East Grand Avenue/South San Francisco	100%	6,008	—	—	—	—		—		90,000	90,000
Pending acquisition/San Francisco Bay Area	(5)	(5)	—	—	—	—		—		700,000	700,000
Other value-creation projects	100%	45,237	—	—	—	—		418,000		25,000	443,000
		$659,573	1,161,952	841,178	342,000	1,070,925		1,116,000		815,000	5,347,055

(1)    Represents square footage of development and redevelopment projects by period of projected initial occupancy. Multi-tenant projects may have occupancy by tenants over a period of time.
(2)    We are seeking additional entitlements to increase the density of the site from its current 208,965 RSF.
(3)    Represents total square footage upon completion of development of a new Class A property. RSF presented includes rentable square footage of buildings currently in operation at properties that were recently acquired for their inherent future development opportunities, with the intent to demolish the existing property upon expiration of the existing in-place leases and commencement of future construction. Refer to “Definitions and Reconciliations” of this Supplemental Information for additional detail on value-creation square feet currently included in rental properties.
(4)    This property is held by an unconsolidated real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information on our ownership interest.
(5)    Refer to “Acquisitions” in our Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	41

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2019
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Projected Deliveries(1)
			2019	2020		2021–2022		Future
			Construction	Construction	Pre-Construction	Pre-Construction	Intermediate-Term			Total
New York City
Alexandria Center® – Long Island City/New York City	100%	$67,832	140,098	—	—	—	—	—		140,098
Alexandria Center® for Life Science – New York City/New York City	100%	19,159	—	—	—	—	550,000	—		550,000
219 East 42nd Street/New York City	100%	—	—	—	—	—	—	579,947	(2)	579,947
Other value-creation projects	(3)	(3)	—	—	—	—	—	135,938		135,938
		86,991	140,098	—	—	—	550,000	715,885		1,405,983
San Diego
Campus Pointe by Alexandria/University Town Center	(4)	140,263	—	98,000	171,102	—	120,000	410,345	(4)	799,447
3115 Merryfield Row/Torrey Pines	100%	31,196	—	—	87,000	—	—	—		87,000
5200 Illumina Way/University Town Center	100%	11,734	—	—	—	—	451,832	—		451,832
Townsgate by Alexandria/Del Mar Heights	100%	18,749	—	—	—	—	125,000	—		125,000
4075 Sorrento Valley Boulevard/Sorrento Valley	100%	7,545	—	—	—	—	—	149,000	(5)	149,000
Vista Wateridge/Sorrento Mesa	100%	4,022	—	—	—	—	—	163,000		163,000
Pending acquisition/San Diego	(3)	(3)	—	—	—	—	—	700,000		700,000
Other value-creation projects	100%	5,931	—	—	—	—	—	222,895		222,895
		219,440	—	98,000	258,102	—	696,832	1,645,240		2,698,174
Seattle
188 East Blaine Street/Lake Union	100%	51,957	80,221	—	—	—	—	—		80,221
1165 Eastlake Avenue East/Lake Union	100%	31,115	—	—	100,086	—	—	—		100,086
1150 Eastlake Avenue East/Lake Union	100%	27,810	—	—	—	—	260,000	—		260,000
701 Dexter Avenue North/Lake Union	100%	39,577	—	—	—	—	217,000	—		217,000
601 Dexter Avenue/Lake Union	100%	29,837	—	—	—	—	—	188,400	(5)	188,400
		$180,296	80,221	—	100,086	—	477,000	188,400		845,707

(1)    Represents square footage of development and redevelopment projects by period of projected initial occupancy. Multi-tenant projects may have occupancy by tenants over a period of time.
(2)    Includes 349,947 RSF in operation with an opportunity to either convert the existing office space into office/laboratory space through future redevelopment or to expand the building by an additional 230,000 RSF through ground-up development. The building is currently occupied by Pfizer Inc. with a remaining lease term of six years.
(3)     Refer to “Acquisitions” in our Earnings Press Release for additional information.
(4)    RSF consists of our 1Q19 acquisition of 4161 Campus Point Court aggregating 159,884 RSF and 10260 Campus Point Drive aggregating 109,164 RSF. Both of these buildings are currently operating under short-term leases. Upon lease expirations, we expect to demolish 4161 Campus Point Court and combine its RSF with other existing entitlements at this campus to complete a new ground-up development aggregating 301,181 RSF. We also expect to convert 10260 Campus Point Drive to office/laboratory space through redevelopment. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information on our ownership interest.
(5)     Represents total square footage upon completion of development of a new Class A property. RSF presented includes rentable square footage of buildings currently in operation at properties that were recently acquired for their inherent future development opportunities, with the intent to demolish the existing property upon expiration of the existing in-place leases and commencement of future construction. Refer to “Definitions and Reconciliations” of this Supplemental Information for additional detail on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	42

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2019
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Projected Deliveries(1)
			2019	2020		2021–2022		Future
			Construction	Construction	Pre-Construction	Pre-Construction	Intermediate-Term		Total
Maryland
704 Quince Orchard Road/Gaithersburg	56.8%	(2)	41,627	—	—	—	—	—	41,627
9800 Medical Center Drive/Rockville	100%	$21,212	—	174,640	—	—	—	64,000	238,640
9950 Medical Center Drive/Rockville	100%	9,753	—	84,264	—	—	—	—	84,264
		30,965	41,627	258,904	—	—	—	64,000	364,531
Research Triangle
Alexandria Center® for AgTech, Phase I/ Research Triangle	100%	18,383	45,054	—	—	—	—	—	45,054
Alexandria Center® for AgTech, Phase II/ Research Triangle	100%	2,774	—	—	160,000	—	—	—	160,000
8 Davis Drive/Research Triangle	100%	3,594	—	—	150,000	—	70,000	—	220,000
6 Davis Drive/Research Triangle	100%	15,499	—	—	—	—	—	800,000	800,000
Other value-creation projects	100%	4,149	—	—	—	—	—	76,262	76,262
		44,399	45,054	—	310,000	—	70,000	876,262	1,301,316
Other value-creation projects	100%	3,840	—	—	—	—	—	122,800	122,800
		$1,683,354	1,528,585	1,198,082	1,010,188	1,070,925	3,646,797	5,206,542	13,661,119	(3)
			2,726,667		2,081,113		8,853,339

(1)	Represents square footage of development and redevelopment projects by period of projected initial occupancy. Multi-tenant projects may have occupancy by tenants over a period of time.

(2)
This property is held by an unconsolidated real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information on our ownership interest.

(3)
Total rentable square footage includes 1.0 million RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction. Refer to “Definitions and Reconciliations” of this Supplemental Information for additional detail on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	43

Construction Spending
June 30, 2019
(Dollars in thousands, except per RSF amounts)

Six Months Ended
Construction Spending	June 30, 2019
Additions to real estate – consolidated projects	$577,322
Investments in unconsolidated real estate joint ventures	95,950
Contributions from noncontrolling interests	(5,523)
Construction spending (cash basis)(1)	667,749
Change in accrued construction	5,558
Construction spending for the six months ended June 30, 2019	673,307
Projected construction spending for the six months ending December 31, 2019	626,693
Guidance midpoint	$1,300,000

Year Ending
Projected Construction Spending	December 31, 2019
Development, redevelopment, and pre-construction projects	$1,041,000
Investments in unconsolidated real estate joint ventures	102,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(22,000)
Generic laboratory infrastructure/building improvement projects	150,000
Non-revenue-enhancing capital expenditures and tenant improvements	29,000
Guidance midpoint	$1,300,000

Non-Revenue-Enhancing Capital Expenditures(2)	Six Months Ended		Recent Average per RSF(3)
	June 30, 2019
	Amount	Per RSF
Non-revenue-enhancing capital expenditures	$5,257	$0.23	$0.50

Tenant improvements and leasing costs:
Re-tenanted space	$14,425	$26.59	$22.26
Renewal space	8,185	14.75	13.74
Total tenant improvements and leasing costs/weighted average	$22,610	$20.60	$17.15

(1)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures.

(2)	Excludes amounts that are recoverable from tenants, related to revenue-enhancing capital expenditures, or related to properties that have undergone redevelopment.

(3)	Represents the average of 2015 to 2018 and the six months ended June 30, 2019, annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	44

Joint Venture Financial Information
June 30, 2019
(Dollars in thousands)

Consolidated Real Estate Joint Ventures (controlled by us through contractual rights or majority voting rights)		Unconsolidated Real Estate Joint Ventures (controlled jointly or by our JV partners through contractual rights or majority voting rights)
Property/Market/Submarket	Noncontrolling Interest Share(1)	Property/Market/Submarket	Our Ownership Share(2)
75/125 Binney Street/Greater Boston/Cambridge	60.0%	1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10.0%
225 Binney Street/Greater Boston/Cambridge	70.0%	Menlo Gateway/San Francisco/Greater Stanford	48.3%	(3)
409 and 499 Illinois Street/San Francisco/Mission Bay/SoMa	40.0%	1401/1413 Research Boulevard/Maryland/Rockville	65.0%	(4)
1500 Owens Street/San Francisco/Mission Bay/SoMa	49.9%	704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	(4)
Campus Pointe by Alexandria/San Diego/University Town Center(5)	45.0%
9625 Towne Centre Drive/San Diego/University Town Center	49.9%

	As of June 30, 2019
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$713,892	$444,845
Cash and cash equivalents	21,439	7,350
Restricted cash	—	99
Other assets	70,029	28,881
Secured notes payable (refer to page 49)	—	(117,103)
Other liabilities	(22,911)	(29,910)
Redeemable noncontrolling interests	(10,994)	—
	$771,455	$334,162

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	June 30, 2019		June 30, 2019
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Total revenues	$20,874	$38,679	$3,230	$6,051
Rental operations	(5,842)	(10,752)	(723)	(1,290)
	15,032	27,927	2,507	4,761
General and administrative	(94)	(128)	(33)	(65)
Interest	—	—	(239)	(469)
Depreciation and amortization	(6,744)	(12,163)	(973)	(1,819)
Fixed returns allocated to redeemable noncontrolling interests(6)	218	435	—	—
	$8,412	$16,071	$1,262	$2,408

Straight-line rent and below-market lease revenue	$779	$1,801	$563	$1,016
Funds from operations	$15,156	$28,234	$2,235	$4,227

(1)	In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in four other joint ventures in North America.

(2)	In addition to the unconsolidated real estate joint ventures listed, we hold one other insignificant unconsolidated real estate joint venture in North America.

(3)	As of June 30, 2019, we had a 48.3% ownership interest in Menlo Gateway and expect our ownership to increase to 49% through future funding of construction costs in 2019.

(4)	Represents our ownership interest; our voting interest is limited to 50%.

(5)	Includes 10290 and 10300 Campus Point Drive and 4110 Campus Point Court in our University Town Center submarket.

(6)
Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	45

Investments
June 30, 2019
(Dollars in thousands)

We present our equity investments at fair value whenever fair value or net asset value (“NAV”) is readily available. Adjustments for our limited partnership investments represent changes in reported NAV as a practical expedient to estimate fair value. For investments without readily available fair values, we adjust the carrying amount whenever such investments have an observable price change and further adjustments are not made until another price change, if any, is observed. Refer to “Investments” in the “Definitions and Reconciliations” section of this Supplemental Information for additional information.

	June 30, 2019		Year Ended December 31, 2018
	Three Months Ended	Six Months Ended
Realized gains	$10,442	$21,792	$37,129	(1)
Unrealized gains	11,058	83,264	99,634
Investment income	$21,500	$105,056	$136,763

Investments	Cost	Adjustments	Carrying Amount
Fair value:
Publicly traded companies	$186,688	$107,396	$294,084
Entities that report NAV	240,177	142,448	382,625

Entities that do not report NAV:
Entities with observable price changes	41,187	73,575	114,762
Entities without observable price changes	266,383	—	266,383
June 30, 2019	$734,435	$323,419	$1,057,854

March 31, 2019	$688,543	$312,361	$1,000,904

(1)
Includes realized gains of $14.7 million related to two publicly traded non-real estate investments and impairment of $5.5 million primarily related to one privately held non-real estate investment. Excluding these gains and impairment, our realized gains on non-real estate investments were $27.9 million for the year ended December 31, 2018.

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

$734.4M
Cost
$1.1B
Carrying Amount

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	46

Key Credit Metrics
June 30, 2019

Net Debt to Adjusted EBITDA(1) Net Debt and Preferred Stock to Adjusted EBITDA(1)	Unsecured Senior Line of Credit Balance
	(In millions)

5.4x
5.5x
5.8x
5.8x
≤5.3x
≤5.4x
12/31/18
6/30/19
12/31/19
Goal
Net debt to adjusted EBITDA
Net debt and preferred stock to adjusted EBITDA

$1,650
$28
$1,650
$50
$2,200
$208
12/31/16
12/31/17
12/31/18
Remaining amounts available for borrowing under our unsecured senior line of credit

Fixed-Charge Coverage Ratio(1)	Liquidity(2)

	$3.4B

	(in millions)
	Availability under our $2.2 billion unsecured senior line of credit	$1,686
	Outstanding forward equity sales agreements	1,132
	Cash, cash equivalents, and restricted cash	238
	Investments in publicly traded companies	294
		$3,350

(1)	Quarter annualized.

(2)	As of June 30, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	47

Summary of Debt
June 30, 2019

Debt maturities chart(1)
(In millions)

Pro Forma Weighted-Average Remaining Term of 10.1 Years(1)

(1)
In July 2019, we opportunistically issued $1.25 billion of unsecured senior notes payable, with a weighted-average interest rate of 3.72% and a weighted-average maturity of 19.5 years, including $750.0 million of 3.375% unsecured senior notes due 2031 and $500.0 million of 4.00% unsecured senior notes due 2050. The proceeds were used to refinance $1.125 billion of unsecured senior notes payable and unsecured senior bank term loan, with a weighted-average interest rate of 3.94% and a weighted-average maturity of 2.4 years, consisting of the following:

(i)
Refinancing of an aggregate $950.0 million of unsecured senior notes payable comprising $400.0 million of 2.75% unsecured senior notes payable due 2020 and $550.0 million of 4.60% unsecured senior notes payable due 2022, pursuant to a cash tender offer completed on July 17, 2019, and subsequent call for redemption. The redemption is expected to settle on August 16, 2019.

(ii)	Partial repayment of $175.0 million on our unsecured senior bank term loan. The remaining outstanding balance of the term loan will mature on January 2, 2025, if not repaid before maturity.

•	As a result of our refinancing and partial repayment, we expect to recognize a loss, primarily related to the early extinguishment of debt, of $43 million in 3Q19.

•	The remaining proceeds were used to reduce the outstanding balance of our unsecured senior line of credit.

•	Upon completion of the refinancing, the pro forma weighted-average remaining term on our outstanding debt is 10.1 years, with no debt maturing until 2023.

(2)	Represents balance outstanding as of June 30, 2019. See footnote 1 for refinancing subsequent to June 30, 2019.

(3)
We generally have limited outstanding borrowings under our $2.2 billion unsecured senior line of credit as of December 31. Our average outstanding balance as of December 31 for the past three years under our unsecured senior line of credit has been approximately $109.3 million. Additionally, we generally amend and extend the maturity date of our unsecured senior line of credit every two to three years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	48

Summary of Debt (continued)
June 30, 2019
(Dollars in thousands)

Fixed-rate/hedged and unhedged variable-rate debt	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$354,186	$—	$354,186	5.6%	3.58%	4.5
Unsecured senior notes payable	5,140,914	—	5,140,914	80.8	4.16	7.3
$2.2 billion unsecured senior line of credit	—	514,000	514,000	8.1	3.53	4.6
Unsecured senior bank term loan	347,105	—	347,105	5.5	3.62	5.5
Total/weighted-average	$5,842,205	$514,000	$6,356,205	100.0%	4.05%	6.8
Percentage of total debt	92%	8%	100%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

Interest rate swap agreements
Effective Date	Maturity Date	Number of Contracts	Weighted-Average Interest Pay Rate(1)	Fair Value as of	Notional Amount in Effect as of
				6/30/19	6/30/19	12/31/19
March 29, 2019	March 31, 2020	1	1.89%	$38	$100,000	$100,000
March 29, 2019	March 31, 2020	3	2.84%	(1,699)	250,000	75,000
Total				$(1,661)	$350,000	$175,000	(2)

(1)
In addition to the interest pay rate for each swap agreement, interest is payable at an applicable margin over LIBOR for borrowings outstanding as of June 30, 2019, as listed under the column heading “Stated Rate” in our summary table of outstanding indebtedness and respective principal payments on the previous page.

(2)
In July 2019, in conjunction with the $175.0 million partial repayment of our unsecured senior bank term loan, we also terminated two interest rate hedge agreements aggregating $175.0 million with a weighted-average interest pay rate of 2.83% and recognized a loss of $1.1 million related to the early termination of interest rate hedge agreements.

Debt covenants	Unsecured Senior Notes Payable		$2.2 Billion Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loan
Debt Covenant Ratios(1)	Requirement	June 30, 2019	Requirement	June 30, 2019
Total Debt to Total Assets	≤ 60%	36%	≤ 60.0%	30.0%
Secured Debt to Total Assets	≤ 40%	2%	≤ 45.0%	1.6%
Consolidated EBITDA to Interest Expense	≥ 1.5x	6.5x	≥ 1.50x	3.92x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	258%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	6.24x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements. EBITDA is not calculated pursuant to the definition set forth by the SEC in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt						100% at JV Level
Unconsolidated Joint Venture	Our Share		Maturity Date	Stated Rate	Interest Rate(1)	Debt Balance(2)	Remaining Commitments
1401/1413 Research Boulevard	65.0%		5/17/20	L+2.50%	5.91%	$22,696	$5,997
1655 and 1725 Third Street	10.0%		6/29/21	L+3.70%	6.14%	253,366	121,634
704 Quince Orchard Road	56.8%		3/16/23	L+1.95%	4.59%	6,997	7,865
Menlo Gateway, Phase II	48.3%	(3)	5/1/35	4.53%	4.59%	8,019	147,784
Menlo Gateway, Phase I	48.3%	(3)	8/10/35	4.15%	4.18%	143,334	—
						$434,412	$283,280

(1)	Includes interest expense and amortization of loan fees.

(2)	Represents outstanding principal, net of unamortized deferred financing costs, as of June 30, 2019.

(3)	Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information on our ownership interest.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	49

Summary of Debt (continued)
June 30, 2019
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)	Maturity Date(2)	Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
				2019	2020	2021	2022	2023	Thereafter
Secured notes payable
San Diego	4.66%	4.90%	1/1/23	$851	$1,763	$1,852	$1,942	$26,259	$—	$32,667	$(230)	$32,437
Greater Boston	3.93%	3.19	3/10/23	760	1,566	1,628	1,693	74,517	—	80,164	2,038	82,202
Greater Boston	4.82%	3.40	2/6/24	1,545	3,206	3,395	3,564	3,742	183,527	198,979	12,300	211,279
San Francisco	4.14%	4.42	7/1/26	—	—	—	—	—	28,200	28,200	(683)	27,517
San Francisco	6.50%	6.50	7/1/36	23	25	26	28	30	619	751	—	751
Secured debt weighted-average interest rate/subtotal	4.55%	3.58		3,179	6,560	6,901	7,227	104,548	212,346	340,761	13,425	354,186

$2.2 billion unsecured senior line of credit	L+0.825%	3.53	1/28/24	—	—	—	—	—	514,000	514,000	—	514,000
Unsecured senior bank term loan(3)	L+0.90%	3.62	1/2/25	—	—	—	—	—	350,000	350,000	(2,895)	347,105
Unsecured senior notes payable(3)	2.75%	2.96	1/15/20	—	400,000	—	—	—	—	400,000	(453)	399,547
Unsecured senior notes payable(3)	4.60%	4.75	4/1/22	—	—	—	550,000	—	—	550,000	(1,791)	548,209
Unsecured senior notes payable	3.90%	4.04	6/15/23	—	—	—	—	500,000	—	500,000	(2,360)	497,640
Unsecured senior notes payable – green bonds	4.00%	4.03	1/15/24	—	—	—	—	—	650,000	650,000	(655)	649,345
Unsecured senior notes payable	3.45%	3.62	4/30/25	—	—	—	—	—	600,000	600,000	(5,097)	594,903
Unsecured senior notes payable	4.30%	4.50	1/15/26	—	—	—	—	—	300,000	300,000	(3,178)	296,822
Unsecured senior notes payable – green bonds	3.80%	3.96	4/15/26	—	—	—	—	—	350,000	350,000	(3,321)	346,679
Unsecured senior notes payable	3.95%	4.13	1/15/27	—	—	—	—	—	350,000	350,000	(3,795)	346,205
Unsecured senior notes payable	3.95%	4.07	1/15/28	—	—	—	—	—	425,000	425,000	(3,610)	421,390
Unsecured senior notes payable	4.50%	4.60	7/30/29	—	—	—	—	—	300,000	300,000	(2,235)	297,765
Unsecured senior notes payable	4.70%	4.81	7/1/30	—	—	—	—	—	450,000	450,000	(4,087)	445,913
Unsecured senior notes payable	4.85%	4.93	4/15/49	—	—	—	—	—	300,000	300,000	(3,504)	296,496
Unsecured debt weighted average/subtotal		4.08		—	400,000	—	550,000	500,000	4,589,000	6,039,000	(36,981)	6,002,019
Weighted-average interest rate/total		4.05%		$3,179	$406,560	$6,901	$557,227	$604,548	$4,801,346	$6,379,761	$(23,556)	$6,356,205

Balloon payments				$—	$400,000	$—	$550,000	$600,487	$4,800,421	$6,350,908	$—	$6,350,908
Principal amortization				3,179	6,560	6,901	7,227	4,061	925	28,853	(23,556)	5,297
Total debt				$3,179	$406,560	$6,901	$557,227	$604,548	$4,801,346	$6,379,761	$(23,556)	$6,356,205

Fixed-rate/hedged variable-rate debt				$3,179	$406,560	$6,901	$557,227	$604,548	$4,287,346	$5,865,761	$(23,556)	$5,842,205
Unhedged variable-rate debt				—	—	—	—	—	514,000	514,000	—	514,000
Total debt				$3,179	$406,560	$6,901	$557,227	$604,548	$4,801,346	$6,379,761	$(23,556)	$6,356,205

Weighted-average stated rate on maturing debt				N/A	2.75%	N/A	4.60%	3.94%	3.98%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

(2)	Reflects any extension options that we control.

(3)	Refer to page 48 for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	50

Definitions and Reconciliations
June 30, 2019

This section contains additional information for sections throughout this Supplemental Information package and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss) and revenues, the most directly comparable financial measures calculated and presented in accordance with GAAP, to Adjusted EBITDA and revenues, as adjusted, respectively:

	Three Months Ended
(Dollars in thousands)	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Net income (loss)	$87,179	$136,818	$(18,631)	$219,359	$60,547
Interest expense	42,879	39,100	40,239	42,244	38,097
Income taxes	890	1,297	613	568	1,106
Depreciation and amortization	134,437	134,087	124,990	119,600	118,852
Stock compensation expense	11,437	11,029	9,810	9,986	7,975
Loss on early extinguishment of debt	—	7,361	—	1,122	—
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	—	—	—	(761)	—
Gain on sale of real estate	—	—	(8,704)	—	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	—	—	—	(35,678)	—
Realized gains on non-real estate investments	—	—	(6,428)	—	—
Unrealized (gains) losses on non-real estate investments	(11,058)	(72,206)	94,850	(117,188)	(5,067)
Impairment of real estate	—	—	—	—	6,311
Impairment of non-real estate investments	—	—	5,483	—	—
Adjusted EBITDA	$265,764	$257,486	$242,222	$239,252	$227,821

Revenues	$373,856	$358,842	$340,463	$341,823	$325,034
Non-real estate investments – total realized gains	10,442	11,350	11,319	5,015	7,463
Realized gains on non-real estate investments	—	—	(6,428)	—	—
Impairment of non-real estate investments	—	—	5,483	—	—
Revenues, as adjusted	$384,298	$370,192	$350,837	$346,838	$332,497

Adjusted EBITDA margin	69%	70%	69%	69%	69%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments of real estate. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of real estate and non-real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, and significant impairments and significant gains on the sale of non-real estate investments allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of real estate and non-real estate investment and disposition decisions. We believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Our calculation of Adjusted EBITDA margin divides Adjusted EBITDA by our revenues, as adjusted. We believe that revenues, as adjusted, provides a denominator for Adjusted EBITDA margin that is calculated on a basis more consistent with that of the Adjusted EBITDA numerator. Specifically, revenues, as adjusted, includes the same realized gains on, and impairments of, non-real estate investments that are included in the reconciliation of Adjusted EBITDA. We believe that the consistent application of results from our non-real estate investments to both the numerator and denominator of Adjusted EBITDA margin provides a more useful calculation for the comparison across periods.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental amount, in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of June 30, 2019, approximately 97% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	51

Definitions and Reconciliations (continued)
June 30, 2019

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, technology, and agtech campuses in AAA urban innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory, tech office, or agtech space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory, tech office, and agtech space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Adjusted EBITDA	$265,764	$257,486	$242,222	$239,252	$227,821

Interest expense	$42,879	$39,100	$40,239	$42,244	$38,097
Capitalized interest	21,674	18,509	19,902	17,431	15,527
Amortization of loan fees	(2,380)	(2,233)	(2,401)	(2,734)	(2,593)
Amortization of debt premiums	782	801	611	614	606
Cash interest	62,955	56,177	58,351	57,555	51,637
Dividends on preferred stock	1,005	1,026	1,155	1,301	1,302
Fixed charges	$63,960	$57,203	$59,506	$58,856	$52,939

Fixed-charge coverage ratio:
– quarter annualized	4.2x	4.5x	4.1x	4.1x	4.3x
– trailing 12 months	4.2x	4.2x	4.2x	4.3x	4.3x

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Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. On January 1, 2019, we adopted standards established by the Nareit Board of Governors in its November 2018 White Paper (the “Nareit White Paper”) on a prospective basis. The Nareit White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus real estate-related depreciation and amortization, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, preferred stock redemption charges, deal costs, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	June 30, 2019		June 30, 2019
(In thousands)	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Net income	$8,412	$16,071	$1,262	$2,408
Depreciation and amortization	6,744	12,163	973	1,819
Funds from operations	$15,156	$28,234	$2,235	$4,227

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of net operating income at stabilization and our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended June 30, 2019, as reported by Bloomberg Professional Services. In addition, we monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decline below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments	Observable price changes	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

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June 30, 2019

For investments in privately held entities that do not report NAV per share, an observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer. For these transactions to be considered observable price changes of the same issuer, we evaluate whether these transactions have similar rights and obligations, including voting rights, distribution preferences, conversion rights, and other factors, to the investments we hold.

Investments in real estate

The following table reconciles our investments in real estate as of June 30, 2019:

(In thousands)	Investments in real estate
Gross investments in real estate	$15,326,645

Less: accumulated depreciation	(2,484,176)
Net investments in real estate – North America	12,842,469
Net investments in real estate – Asia	30,355
Investments in real estate	$12,872,824

The following table represents RSF of buildings in operation as of June 30, 2019, that will be redeveloped or replaced with new development RSF upon commencement of future construction:

Property/Submarket	RSF
2021-2022 Pre-construction and future:
Pre-construction
88 Bluxome Street/Mission Bay/SoMa	232,470
Future
960 Industrial Road/Greater Stanford	110,000
99 A Street/Seaport Innovation District	8,715
118,715
351,185
Future:
219 East 42nd Street/New York City	349,947
4161 Campus Point Court/University Town Center	159,884
10260 Campus Point Drive/University Town Center	109,164
4045 Sorrento Valley Boulevard/Sorrento Valley	10,926
4075 Sorrento Valley Boulevard/Sorrento Valley	40,000
601 Dexter Avenue North/Lake Union	18,680
688,601
Total value-creation RSF currently included in rental properties	1,039,786

Joint venture financial information

We present components of balance sheet and operating results information related to our joint ventures, which are not presented in accordance with, or intended to be presented in accordance with, GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control, and do not consolidate, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K for the year ended December 31, 2018, and our subsequent quarterly reports on Form 10-Q. We believe such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt and preferred stock redemption charges are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of a non-real estate investment when its fair value declines below its carrying value due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information.

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June 30, 2019

Lease accounting

On January 1, 2019, we adopted new lease accounting standards that set out the principles for the recognition, measurement, presentation, and disclosure of leases for both parties to a lease agreement (i.e., lessees and lessors). The new lease accounting standards did not result in material changes in the amount nor the timing of lease-related revenues that we recognized from our tenants. However, the new standards affected our financial statement presentation primarily in three specific areas.

Key differences between the prior accounting standard and the new lease accounting standards:

Prior to January 1, 2019, we classified rental revenues and tenant recoveries as separate line items on our consolidated statements of operations. Effective January 1, 2019, based on our election of a practical expedient, we are required to disclose the combined components of rental revenues and tenant recoveries as a single lease component, which is classified on our consolidated statements of operations as income from rentals. As a result, we do not disclose tenant recoveries as a separate GAAP revenue measure. Refer to “Tenant Recoveries” below for additional information on our definition of tenant recoveries revenue and its usefulness to investors.

The new lease accounting standard requires that lessors and lessees capitalize, as initial direct costs, only incremental costs of a lease that would not have been incurred if the lease had not been obtained. Effective January 1, 2019, costs that we incur to negotiate or arrange a lease, regardless of its outcome, such as for fixed employee compensation, tax, or legal advice to negotiate lease terms, and other costs, are expensed as incurred.

Under the package of practical expedients and optional transition method that we elected on January 1, 2019, we are not required to reassess whether initial direct leasing costs capitalized prior to the adoption of the new lease accounting standard in connection with the leases that commenced prior to January 1, 2019, qualify for capitalization under the new lease accounting standard. Therefore, we continue to amortize these initial direct leasing costs over the respective lease term.

In addition, the new lease accounting standards require companies to recognize a lease liability and a corresponding right-of-use asset on the consolidated balance sheets, and to represent the net present value of future rental payments related to operating leases in which we are the lessee. As a result, on January 1, 2019, we recognized a lease liability classified in accounts payable, accrued expenses, and tenant security deposits on our consolidated balance sheets, and a corresponding right‑of‑use asset included in other assets on our consolidated balance sheets, related to our ground leases existing as of January 1, 2019, for which we are the lessee. The net present value of the remaining future rental payments of our ground leases was calculated for each operating lease using the respective remaining lease term and a corresponding estimated incremental borrowing rate, which is the estimated interest rate that we would have to pay to borrow on a collateralized basis over a similar term for an amount equal to the lease payments.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA are non-GAAP financial measures that we believe are useful to investors as supplemental measures in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Net debt and preferred stock is equal to the sum of net debt, as discussed above, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt, and to net debt and preferred stock, and computes the ratio of each to Adjusted EBITDA:

(Dollars in thousands)	6/30/19		3/31/19		12/31/18		9/30/18		6/30/18
Secured notes payable	$354,186		$356,461		$630,547		$632,792		$776,260
Unsecured senior notes payable	5,140,914		5,139,500		4,292,293		4,290,906		4,289,521
Unsecured senior line of credit	514,000		—		208,000		413,000		—
Unsecured senior bank term loans	347,105		347,542		347,415		347,306		548,324
Unamortized deferred financing costs	36,905		37,925		31,413		33,008		33,775
Cash and cash equivalents	(198,909)		(261,372)		(234,181)		(204,181)		(287,029)
Restricted cash	(39,316)		(54,433)		(37,949)		(29,699)		(34,812)
Net debt	$6,154,885		$5,565,623		$5,237,538		$5,483,132		$5,326,039

Net debt	$6,154,885		$5,565,623		$5,237,538		$5,483,132		$5,326,039
7.00% Series D convertible preferred stock	57,461		57,461		64,336		74,386		74,386
Net debt and preferred stock	$6,212,346		$5,623,084		$5,301,874		$5,557,518		$5,400,425

Adjusted EBITDA:
– quarter annualized	$1,063,056		$1,029,944		$968,888		$957,008		$911,284
– trailing 12 months	$1,004,724		$966,781		$937,906		$900,032		$854,237
Net debt to Adjusted EBITDA:
– quarter annualized	5.8	x	5.4	x	5.4	x	5.7	x	5.8	x
– trailing 12 months	6.1	x	5.8	x	5.6	x	6.1	x	6.2	x
Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.8	x	5.5	x	5.5	x	5.8	x	5.9	x
– trailing 12 months	6.2	x	5.8	x	5.7	x	6.2	x	6.3	x

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Definitions and Reconciliations (continued)
June 30, 2019

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income, and to net operating income (cash basis):

	Three Months Ended		Six Months Ended
(Dollars in thousands)	6/30/19	6/30/18	6/30/19	6/30/18
Net income	$87,179	$60,547	$223,997	$202,065

Equity in earnings of unconsolidated real estate joint ventures	(1,262)	(1,090)	(2,408)	(2,234)
General and administrative expenses	26,434	22,939	51,111	45,360
Interest expense	42,879	38,097	81,979	75,012
Depreciation and amortization	134,437	118,852	268,524	233,071
Impairment of real estate	—	6,311	—	6,311
Loss on early extinguishment of debt	—	—	7,361	—
Investment income	(21,500)	(12,530)	(105,056)	(98,091)
Net operating income	268,167	233,126	525,508	461,494
Straight-line rent revenue	(25,476)	(23,259)	(52,441)	(55,890)
Amortization of acquired below-market leases	(8,054)	(5,198)	(15,202)	(11,368)
Net operating income (cash basis)	$234,637	$204,669	$457,865	$394,236

Net operating income (cash basis) – annualized	$938,548	$818,676	$915,730	$788,472

Net operating income (from above)	$268,167	$233,126	$525,508	$461,494
Total revenues	$373,856	$325,034	$732,698	$645,173
Operating margin	72%	72%	72%	72%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Furthermore, we believe net operating income is useful to investors as a performance measure for our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating the quotient of net operating income generated by a property and our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment income or loss calculated under a new ASU effective January 1, 2018, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to our discussion of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities

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June 30, 2019

performing general and administrative functions), which are excluded from same property results. Additionally, lease termination fees, if any, are excluded from the results of same properties.

The following table reconciles the number of same properties to total properties for the six months ended June 30, 2019:

Development – under construction	Properties
399 Binney Street	1
279 East Grand Avenue	1
188 East Blaine Street	1
9800 Medical Center Drive	1
9950 Medical Center Drive	1
Alexandria District for Science and Technology	2
201 Haskins Way	1
8

Development – placed into service after January 1, 2018	Properties
100 Binney Street	1
213 East Grand Avenue	1
2

Redevelopment – under construction	Properties
Alexandria Center® for AgTech, Phase I	1
266 and 275 Second Avenue	2
Alexandria Center® – Long Island City	1
4

Redevelopment – placed into service after January 1, 2018	Properties
9625 Towne Centre Drive	1
Alexandria PARC	4
681 Gateway Boulevard	1
9900 Medical Center Drive	1
7

Acquisitions after January 1, 2018	Properties
100 Tech Drive	1
219 East 42nd Street	1
Summers Ridge Science Park	4
2301 5th Avenue	1
9704, 9708, 9712, and 9714 Medical Center Drive	4
9920 Belward Campus Drive	1
21 Firstfield Road	1
50 and 55 West Watkins Mill Road	2
10260 Campus Point Drive and 4161 Campus Point Court	2
99 A Street	1
3170 Porter Drive	1
Shoreway Science Center	2
3911, 3931, and 4075 Sorrento Valley Boulevard	3
260 Townsend Street	1
5 Necco Street	1
601 Dexter Avenue North	1
Other	6
	33

Unconsolidated real estate JVs	6
Properties held for sale	2
Total properties excluded from same properties	62
Same properties	195	(1)
Total properties in North America as of June 30, 2019	257

(1)	Includes 9880 Campus Point Drive, a building we acquired in 2001. The building was occupied through January 2018 and subsequently demolished. The 98,000 RSF project is currently in active development.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprised of reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

On January 1, 2019, we adopted a new lease accounting standard and, among other practical expedients and policies, we elected the single component accounting policy. As a result of our election of the single component accounting policy, we account for rental revenues and tenant recoveries generated through the leasing of real estate assets that qualify for this policy as a single component, and classify associated revenue in income from rentals in our consolidated statements of operations. Prior to the adoption of the new lease accounting standard, we presented rental revenues and tenant recoveries separately in our consolidated statements of operations. We continue to provide investors with a separate presentation of rental revenues and tenant recoveries in the “Same Property Performance” section of this Supplemental Information because we believe it promotes investors’ understanding of the changes in our operating results. We believe that presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Six Months Ended
(In thousands)	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
Income from rentals	$371,618	$354,749	$337,785	$336,547	$322,794	$726,367	$640,449
Rental revenues	(289,625)	(274,563)	(260,102)	(255,496)	(250,635)	(564,188)	(495,120)
Tenant recoveries	$81,993	$80,186	$77,683	$81,051	$72,159	$162,179	$145,329

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock and common stock multiplied by the related closing price of each class of security at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

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June 30, 2019

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Unencumbered net operating income	$251,397	$243,191	$213,285	$213,107	$204,843
Encumbered net operating income	16,770	14,150	29,496	28,957	28,283
Total net operating income	$268,167	$257,341	$242,781	$242,064	$233,126
Unencumbered net operating income as a percentage of total net operating income	94%	95%	88%	88%	88%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Weighted-average interest rate for capitalization of interest	4.14%	3.96%	4.01%	4.06%	3.92%

Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding. As of June 30, 2019, we had Forward Agreements outstanding to sell an aggregate 8.1 million shares of common stock, including 4.4 million shares expiring in June 2020 and 3.7 million shares expiring in July 2020.

We also consider the effect of assumed conversion of our outstanding 7.00% Series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”) when determining potentially dilutive incremental shares to our common stock. When calculating the assumed conversion, we add back to net income or loss the dividends paid on our Series D Convertible Preferred Stock to the numerator and then include additional common shares assumed to have been issued (as displayed in the table below) to the denominator of the per share calculation. The effect of the assumed conversion is considered separately for our per share calculations of net income or loss; funds from operations, computed in accordance with the definition in the Nareit White Paper; and funds from operations, as adjusted. Our Series D Convertible Preferred Stock is dilutive and assumed to be converted when quarterly and annual basic EPS, funds from operations, or funds from operations, as adjusted, exceed approximately $1.75 and $7.00 per share, respectively, subject to conversion ratio adjustments and the impact of repurchases of our Series D Convertible Preferred Stock. The effect of the assumed conversion is included when it is dilutive on a per share basis. The dilutive effect to both numerator and denominator may result in a per share effect of less than a half cent, which would appear as zero in our per share calculation, even when the dilutive effect to the numerator alone appears in our reconciliation.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows:

	Three Months Ended					Six Months Ended
(In thousands)	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18

Basic shares for EPS	111,433	111,054	106,033	104,179	101,881	111,245	100,878
Forward Agreements	68	—	—	462	355	34	313
Series D Convertible Preferred Stock	—	—	—	744	—	—	—
Diluted shares for EPS	111,501	111,054	106,033	105,385	102,236	111,279	101,191

Basic shares for EPS	111,433	111,054	106,033	104,179	101,881	111,245	100,878
Forward Agreements	68	—	211	462	355	34	313
Series D Convertible Preferred Stock	576	581	—	744	—	578	742
Diluted shares for FFO	112,077	111,635	106,244	105,385	102,236	111,857	101,933

Basic shares for EPS	111,433	111,054	106,033	104,179	101,881	111,245	100,878
Forward Agreements	68	—	211	462	355	34	313
Series D Convertible Preferred Stock	—	—	—	—	—	—	—
Diluted shares for FFO, as adjusted	111,501	111,054	106,244	104,641	102,236	111,279	101,191

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